Exhibit 10.29


                    CREDIT AGREEMENT dated as of
               December 12, 1997, as amended and restated as of November 17, 1998, among FREEPORT-McMoRan SULPHUR LLC, a Delaware limited liability company (the "Borrower"); McMoRan EXPLORATION CO., a Delaware corporation, as guarantor (in such capacity, the "Guarantor"); the undersigned financial institutions
               (collectively, the "Lenders"), THE CHASE
               MANHATTAN BANK, a New York banking
               corporation ("Chase"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and as documentary agent for the Lenders (in such capacity, the "Documentary Agent"; the Administrative Agent and the Documentary Agent being, collectively, the "Agents") and HIBERNIA NATIONAL BANK, a national banking association ("Hibernia"), as co-agent for the Lenders (the "Co-Agent").


          The Boards of Directors of Freeport-McMoRan
Sulphur Inc., a Delaware corporation ("FSC"), and McMoran Oil & Gas Co., a Delaware corporation ("MOXY"), have approved a transaction that will result in FSC and MOXY becoming wholly-owned subsidiaries of the Guarantor, which is a newly formed publicly traded holding company. In connection with such transaction, (i) FSC and MOXY stockholders will receive shares of the common stock of the Guarantor in exchange for their shares of common stock of MOXY or FSC, as applicable, (ii) FSC will merge (the "FSC Merger") into Freeport-McMoRan Sulphur LLC, a Delaware limited liability company ("Sulphur LLC"), and (iii) MOXY will merge (the "MOXY Merger") into McMoRan Oil & Gas LLC, a Delaware limited liability company. The FSC Merger and the MOXY Merger are referred to collectively herein as the "Mergers". References in this Agreement to Sulphur LLC and the Borrower shall mean Freeport-McMoRan Sulphur LLC.

          The Borrower has requested that the Lenders
(i) amend and restate the terms and provisions of the original Credit Agreement dated December 12, 1997 (the "Original Credit Agreement"), among FSC, the Lenders, Chase and Hibernia, in the form hereof, and (ii) extend credit to it in order to enable it to borrow on a revolving credit basis at any time and from time to time prior to the Maturity Date (as herein defined). The aggregate principal amount of all revolving credit loans at any time outstanding hereunder shall not exceed $100,000,000.


          The Borrower also has requested that the Guarantor guarantee the Obligations (as herein defined) by entering into this Agreement. The Guarantor is the direct parent of the Borrower and acknowledges that it will derive substantial benefit from the amendment and restatement of the terms and provisions of the Original Credit Agreement and the making of the Loans by the Lenders. As consideration therefor and in order to induce the Lenders to amend and restate the terms and provisions of the Original Credit Agreement and make Loans hereunder, the Guarantor is willing to execute this Agreement.

          The Lenders are willing to amend and restate the terms and provisions of the Original Credit Agreement in the form hereof, to make Loans to the Borrower and to consent to the consummation of the FSC Merger, in each case upon the terms and subject to the conditions hereinafter set forth.


          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:


                         ARTICLE I

                        Definitions

          SECTION 1.01.  Definitions.  As used in this
Agreement, the following terms have the meanings indicated
(any term defined in this Article I or elsewhere in this Agreement in the singular and used in this Agreement in the plural shall include the plural, and vice versa):

          "Administrative Questionnaire" means an
Administrative Questionnaire in the form of Exhibit A.

          "Affiliate" means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Alternate Base Rate" means for any day, a rate per annum (rounded upwards, if not already a whole multiple of 1/100 of 1%, to the next higher 1/100 of l%) equal to the greatest of (a) the Prime Rate in effect on such day,
(b) the Base CD Rate in effect on such day plus 1% and
(c) the Federal Funds Effective Rate in effect for such day plus 1/2 of 1%. For purposes hereof, the term "Prime Rate" means the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in The City of New York; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. "Base CD Rate" means the sum of (x) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (y) the Assessment Rate. "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist.
 Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          "Applicable LIBO Rate" means on a per annum basis, in respect of any LIBO Rate Loan, for each day during the Interest Period for such Loan, the sum of (i) the LIBO Rate as determined by the Administrative Agent plus (ii) the Applicable Margin.

          "Applicable Margin" means, with respect to any LIBO Rate Loan or Reference Rate Loan, or with respect to the Commitment Fees, as the case may be, the applicable percentage set forth on Schedule I under the caption "LIBOR Spread", "ABR Spread" or "Commitment Fee Percentage", as the case may be, based upon the Leverage Ratio as of the most recent determination date. For purposes of the foregoing,
(i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Guarantor's fiscal year based upon the Guarantor's consolidated financial statements delivered pursuant to Section 5.01(a)(i) and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the third day after the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be the applicable rate per annum set forth on
Schedule I under the caption "Above 3.5x" (x) at any time that an Event of Default has occurred and is continuing or
(y) if the Guarantor fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a)(i), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

          "Applicable Percentage" of any Lender means the percentage set opposite such Lender's name on Schedule II, as modified from time to time as provided hereby.

          "Applicable Reference Rate" means on a per annum basis in respect of any Reference Rate Loan, for any day, the sum of the Alternate Base Rate plus the Applicable
Margin.

          "Assessment Rate" means, with respect to each day during an Interest Period, the annual assessment rate (rounded upwards, if not already a whole multiple of 1/100 of l%, to the next highest whole multiple of 1/100 of 1%) in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

          "Board" means the Board of Governors of the Federal Reserve System of the United States.

          "Borrowing Date" means, with respect to any Loan, the date on which such Loan is disbursed.

          "Business Day" means any day other than a Saturday, Sunday or a day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a LIBO Rate Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

          "Capitalized Lease Obligation" means the obligation of any Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligation is, or in accordance with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) is required to be, classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and for purposes of this Agreement the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

          "CERCLA" means, collectively, the Comprehensive
Environmental Response, Compensation, and Liability Act of
1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. SS 9601 et seq.

          A "Change in Control" shall be deemed to have occurred if (a) any Person or group (within the meaning of Rule 13d-5 of the SEC as in effect on the Restatement Date), other than, in the case of the Borrower, the Guarantor, shall own directly or indirectly, beneficially or of record, shares representing 30% or more of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower and the Guarantor; or (b) a majority of the seats (other than vacant seats) on the Board of Directors of the Guarantor shall at any time be occupied by Persons who were not (i) members of the Board of Directors of the Guarantor on the Restatement Date or
(ii) appointed as, or nominated for election as, directors by a majority of the directors who are (x) referred to in clause (i) and (y) other directors who are appointed or nominated in accordance with this clause (ii).

          "Closing Date" means December 12, 1997.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Commitment" means, with respect to each Lender, the commitment of such Lender hereunder to make revolving loans as set forth on Schedule II, or in the Commitment Transfer Supplement pursuant to which such Lender assumed its Commitment, as the same may be permanently terminated or reduced from time to time pursuant to Section 2.07 and pursuant to assignments by such Lender pursuant to Section
10.03. The Commitment of each Lender shall automatically and permanently terminate on the Maturity Date.

          "Commitment Fee" has the meaning assigned to such term in Section 2.06(a).

          "Commitment Termination Date" has the meaning assigned to such term in Section 2.06(a).

          "Commitment Transfer Supplement" means a
Commitment Transfer Supplement entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

          "Confidential Information Memorandum" means the
Confidential Information Memorandum of the Borrower dated
October 17, 1997.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

          "Credit Event" means the making of a Loan.

          "Debt" of any Person means, without duplication,
(a) all obligations of such Person for borrowed money,
(b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person for the unearned balance of any payment received under any contract outstanding for 180 days, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person,
(e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding
(x) the Pennzoil Obligations and (y) trade accounts payable and accrued obligations incurred in the ordinary course of business so long as the same are not 180 days overdue or, if overdue, are being contested in good faith and by appropriate proceedings), (f) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Debt of others, (h) all Capitalized Lease Obligations of such Person, (i) all recourse obligations of such Person with respect to sales of accounts receivable which would be shown under GAAP on the balance sheet of such Person as a liability, (j) all obligations of such Person as an account party (including reimbursement obligations to the issuer of a letter of credit) in respect of bankers' acceptances and letters of credit Guaranteeing Debt and (k) all noncontingent obligations of such Person as an account party (including reimbursement obligations to the issuer of a letter of credit) in respect of letters of credit other than those referred to in clause (j) above. The Debt of any Person shall include the Debt of any partnership in which such Person is a general partner but shall exclude obligations under leases which are characterized as Operating Leases.

          "Default" means any event or condition which upon the giving of notice or lapse of time or both would become an Event of Default.

          "Dollars" or "$" means United States Dollars.

          "Domestic Office" means, for any Lender, the Domestic Office set forth for such Lender on the signature pages hereof, unless such Lender shall designate a different Domestic Office by notice in writing to the Administrative Agent and the Borrower.

          "EBITDA" means, for any fiscal quarter, the sum of
(a) the Guarantor's consolidated net income (loss) (before deducting taxes and minority interests in net income (loss) of consolidated subsidiaries, but disregarding all extraordinary or unusual noncash items in calculating such net income); (b) consolidated interest paid or accrued on the Loans to the Borrower and on other consolidated Debt of the Guarantor during such quarter and deducted in determining the Guarantor's consolidated net income; and
(c) the Guarantor's consolidated depreciation, depletion and amortization charges deducted in computing the Guarantor's consolidated net income; provided that such calculations of items (a) through (c) will exclude items relating to Nonrestricted Subsidiaries.

          "EBITDA Ratio" means at the end of any fiscal quarter, the cumulative sum, for the four consecutive fiscal quarters ending with such quarter, of (a) the Guarantor's EBITDA to (b) interest expense and capitalized interest paid or accrued on consolidated Debt of the Guarantor, including the Loans, during such four consecutive fiscal quarters, excluding any interest expense or capitalized interest paid or accrued on the Debt of Nonrestricted Subsidiaries.

          "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.07).

          "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata or as otherwise defined in any Environmental Law.

          "Environmental Claim" means any written notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any Person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the threat or existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or nonaccidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or
(d) the violation of any Environmental Law or Environmental
Permit.

          "Environmental Law" means any and all applicable treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including CERCLA, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Amendments of 1984, 42 U.S.C. SS 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. 1251 et seq., the Clean Air Act of 1970, as amended 42 U.S.C. 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. SS 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. SS 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. SS 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. SS 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. SS 1801 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated thereunder.

          "Environmental Permit" means any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

          "Equity Payment" means any dividend or
distribution on, or purchase, redemption or other payment in respect of, the capital stock of the Borrower or the Guarantor, as the case may be, whether in cash or in kind.

          "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not incorporated), that together with the Borrower or the Guarantor, as the case may be, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and
Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

          "ERISA Event" means (i) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (ii) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code;
(iii) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived; (iv) the incurrence of any liability under Title IV of ERISA with respect to any Plan or Multiemployer Plan, other than any liability for contributions not yet due or payment of premiums not yet due; (v) the receipt by the Borrower, the Guarantor or any ERISA Affiliate from the PBGC of any notice relating to the intention of the PBGC to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (vi) the receipt by the Borrower, the Guarantor or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; and (vii) any other similar event or condition with respect to a Plan or Multiemployer Plan that could reasonably result in liability of the Borrower or the Guarantor.

          "Event of Default" means any Event of Default defined in Article VII.

          "Financial Officer" of any corporation means the principal financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such corporation.

          "FRP" means Freeport-McMoRan Resource Partners,
Limited Partnership, a Delaware limited partnership.

          "FSC" has the meaning assigned to such term in the preamble to this Agreement.

          "FSC Merger" has the meaning assigned to such term in the preamble to this Agreement.

          "GAAP" has the meaning assigned to such term in
Section 1.02.

          "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

          "Governmental Rule" means any statute, law, treaty, rule, code, ordinance, regulation, permit, certificate or order of any Governmental Authority or any judgment, decree, injunction, writ, order or like action of any court, arbitrator or other judicial or quasi judicial tribunal.

          "Guarantee" means, with respect to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or obligation of any other Person in any manner, whether directly or indirectly, and including, without limitation, any agreement or obligation (i) to pay dividends or other distributions upon the stock of such other Person, or any obligation of such other Person, direct or indirect,
(ii) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or obligation or to purchase (or advance or supply funds for the purchase of) any security for the payment of such Debt, obligation, dividend or distribution, (iii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or obligation or the holder of such stock of the payment of such Debt, obligation, dividend or distribution including, without limitation, any take-or-pay contract or agreement to buy a minimum amount or quantity of production or to provide an operating subsidy which, in each case, is utilized for a third party financing, or (iv) to maintain working capital, equity capital or any other financial statement condition of the primary obligor, so as to enable the primary obligor to pay such Debt, obligation, dividend or distribution; provided, however, that the term Guarantee shall not include any endorsement for collection or deposit in the ordinary course of business.

          "Hazardous Materials" means all explosive or radioactive materials, substances or wastes, hazardous or toxic materials, substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedge Agreement" means any interest rate, currency or commodity swap, cap, floor or collar agreement or similar hedging arrangement providing for the transfer or mitigation of interest rate, commodity price or currency value or exchange rate risks, either generally or under specific contingencies.

          "Interest Payment Date" means (i) as to any Reference Rate Loan, the next succeeding March 31, June 30, September 30 or December 31 (subject to Section 2.16), or if earlier, the Maturity Date, and (ii) as to any LIBO Rate Loan, the last day of the Interest Period applicable to such Loan (and, in the case of any Interest Period of more than three months' duration, the date that would be the last day of such Interest Period if such Interest Period were of three months' duration) and the date of any continuation or conversion of any Loan as or into a Loan of the same or a different type.

          "Interest Period" means (i) as to any LIBO Rate Loan, the period commencing on the date of such LIBO Rate Loan or on the last day of the immediately preceding Interest Period applicable to such Loan, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect, and (ii) as to any Reference Rate Loan, the period commencing on the date of such Reference Rate Loan or on the last day of the immediately preceding Interest Period applicable to such Loan, as the case may be, and ending on the earliest of
(x) the next succeeding March 31, June 30, September 30 or December 31, (y) the Maturity Date and (z) the date such Loan is prepaid or converted as permitted hereby; provided, however, that (1) if any Interest Period would end on a day that shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to LIBO Rate Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (2) no Interest Period with respect to any Loan shall end later than the Maturity Date and (3) interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

          "Lender" means each financial institution signatory hereto and its successors and permitted assigns under Section 10.03.

          "Leverage Ratio" means, on any date, the ratio of
(a) Total Debt as of such date to (b) EBITDA for the period of four consecutive fiscal quarters of the Guarantor most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP.

          "LIBO Rate" means, with respect to any LIBO Rate Loan for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided in such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Rate. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such LIBO Rate Loan for such Interest Period shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "LIBO Rate Loan" means any Loan for which interest is determined, in accordance with the provisions hereof, at the Applicable LIBO Rate.

          "LIBOR Office" means, for any Lender, the LIBOR
Office set forth for such Lender on the signature pages hereof or as otherwise notified in writing to the Administrative Agent and the Borrower, unless such Lender shall designate a different LIBOR Office by notice in writing to the Administrative Agent and the Borrower.

          "Lien" means with respect to any asset, (a) a mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset, (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities and (d) other encumbrances of any kind, including, without limitation, production payment obligations.

          "Loan" means any loan made pursuant to
Section 2.01.

          "Loan Documents" means this Agreement and all other agreements, certificates and instruments now or hereafter entered into in connection therewith or in furtherance thereof, in each case as amended and modified from time to time.

          "Margin Stock" has the meaning assigned to such term in Regulation U.

          "Material Adverse Effect" means (a) a materially adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of the Guarantor, the Borrower and the Restricted Subsidiaries, taken as a whole, (b) material impairment of the ability of the Guarantor, the Borrower or any of the Restricted
Subsidiaries to perform any of its obligations under any Loan Document to which it is or will be a party or (c) material impairment of the rights of or benefits available to the Lenders under any Loan Document.

          "Maturity Date" means the fifth anniversary of the Effective Date, or, if earlier, the date of termination of the Commitments pursuant to the terms hereof.

          "Merger" has the meaning assigned to such term in the preamble to this Agreement.

          "MOXY" has the meaning assigned to such term in the preamble to this Agreement.

          "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower, the Guarantor or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Net Proceeds" means (i) the gross fair market value of the consideration or other amounts payable to or receivable by the Borrower or any of the Restricted Subsidiaries in respect of any sales, transfers, distributions or other dispositions (including by merger or consolidation) of assets or properties (including any capital or other equity interests owned), less (ii) the amount, if any, of all taxes (but only to the extent such Person reasonably estimates that such taxes will be paid on the date of the next tax filing by such Person or such Affiliate of such Person), and reasonable and customary fees, commissions, costs and other expenses (other than those payable to the Borrower or any of the Restricted Subsidiaries) which are incurred in connection with such sales, transfers, distributions or other dispositions and are payable by the seller or the transferor of the assets or property to which such sales, transfers, distributions or other dispositions relate, but only to the extent not already deducted in arriving at the amount referred to in clause (i), and less (iii) amounts used within 120 days from the date of closing or effectiveness of the original transaction in question by the seller or transferor to purchase other assets used in the business of it and its Wholly-Owned Restricted Subsidiaries and not pledged or encumbered to any other Person.

          "Non-Excluded Taxes" has the meaning assigned such term in Section 2.17(a).

          "Nonrestricted Subsidiary" means (i) any of the Subsidiaries of the Guarantor or the Borrower listed on
Schedule III hereto as a Nonrestricted Subsidiary, (ii) any Subsidiary of any Nonrestricted Subsidiary, (iii) any surviving Person (other than the Borrower, the Guarantor or a Restricted Subsidiary) into which any of such Persons referred to in clause (i) or (ii) is merged or consolidated, subject to Section 5.02(c), and (iv) any Subsidiary of the Guarantor or the Borrower organized after the date of this Agreement for the purpose of acquiring the stock or other ownership interests or assets of another Person or for start-up ventures or exploration programs or activities and designated as a Nonrestricted Subsidiary by the Guarantor or the Borrower, as applicable, as of the time of its organization. By written notice to the Administrative Agent, the Guarantor or the Borrower, as applicable, may
(x) declare any Nonrestricted Subsidiary to be a Restricted Subsidiary and such former Nonrestricted Subsidiary shall thereafter be deemed to be a Restricted Subsidiary for all purposes of this Agreement or (y) at any time other than when a Default or Event of Default has occurred and is continuing or would exist after giving effect to such declaration, in any fiscal year, declare one or more Restricted Subsidiaries, the direct or indirect interest of the Guarantor and the Borrower in such Restricted Subsidiaries having an equity value or loan investment of less than $5,000,000 in the aggregate, to be a Nonrestricted Subsidiary and any such former Restricted Subsidiary shall thereafter be deemed to be a Nonrestricted Subsidiary for all purposes of this Agreement.

          "Obligations" has the meaning assigned to such term in Section 9.01.

          "Operating Lease" means any lease other than a lease giving rise to a Capitalized Lease Obligation.

          "Original Credit Agreement" has the meaning assigned to such term in the preamble to this Agreement.

          "Other Taxes" has the meaning assigned such term in Section 2.17(b).

          "Participants" has the meaning assigned such term in Section 10.03(b).

          "PBGC" means the Pension Benefit Guaranty
Corporation referred to and defined in ERISA.

          "Pennzoil Obligations" means the deferred purchase price obligations incurred by FRP in connection with the purchase from Pennzoil Company of the Culberson mining operations and associated physical assets.

          "Permitted Investments" means customary portfolio cash management investments made pursuant to prudent cash management practices.

          "Person" means any natural person, corporation, limited liability company, partnership, joint venture, trust, incorporated or unincorporated association, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

          "Plan" means any employee pension benefit plan
(other than a Multiemployer Plan) which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and in respect of which the Borrower, the Guarantor or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Properties" has the meaning assigned such term in
Section 3.01(n)(1).

          "Purchasing Lender" has the meaning assigned such term in Section 10.03(c).

          "Reference Rate Loan" means any Loan for which interest is determined, in accordance with the provisions hereof, at the Applicable Reference Rate.

          "Register" has the meaning assigned such term in
Section 10.03(d).

          "Regulation D" means Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Regulation U" means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Regulation X" means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

          "Remedial Action" means (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. S 9601(24), and
(b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

          "Required Lenders" means, subject to
Section 10.07(b), at any time Lenders having Commitments representing more than 50% of the aggregate Commitments hereunder or, if the Commitments have been terminated, Lenders holding Loans representing more than 50% of the aggregate principal amount of the Loans.

          "Responsible Officer" of any corporation means any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

          "Restatement Date" means the date on which the conditions specified in Section 4.02 are satisfied (or waived in accordance with Section 10.07).

          "Restricted Subsidiary" means any Subsidiary of the Guarantor (other than the Borrower) or the Borrower that is not a Nonrestricted Subsidiary.

          "SEC" means the Securities and Exchange
Commission.

          "Spin-Off" means the distribution by FRP to its unitholders of the shares of capital stock of the Borrower, thereby leaving the Borrower as a publicly held company.

          "Statutory Reserves" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate, or other funding office making or holding a Loan) is subject (a) with respect to the Base CD Rate (as such term is used in the definition of "Alternate Base Rate"), for new negotiable nonpersonal time deposits in Dollars of over $100,000 with maturities approximately equal to the applicable Interest Period, and
(b) with respect to the LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include, without limitation, those imposed under Regulation
D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Subsidiary" means as to any Person, any
(i) corporation at least a majority of whose securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or (ii) limited liability company at least a majority of whose aggregate outstanding equity interests are at the time owned by such Person and/or one or more other Subsidiaries of such Person and any partnership (other than joint ventures for which the intention under the applicable agreements, including operating agreements, if any, is that such joint ventures be partnerships solely for purposes of the Code) in which such Person or a Subsidiary of such Person is a general partner.

          "Sulphur LLC" has the meaning assigned to such term in the preamble to this Agreement.

          "Sulphur Supply Agreement" has the meaning assigned to such term in clause (r) of Article IV.

          "Third Party" has the meaning assigned to such term in Section 5.02(j).

          "Total Commitment" means the sum of all the then effective Commitments.

          "Total Debt" means, as of any date of
determination, without duplication, the aggregate principal amount of Debt of the Borrower, the Guarantor and the Restricted Subsidiaries outstanding as of such date, determined on a consolidated basis in accordance with GAAP, excluding the effects of any Nonrestricted Subsidiaries.

          "Transfer Effective Date" has the meaning assigned to such term in each Commitment Transfer Supplement.

          "Transferee" means any Participant or Purchasing
Lender, as such terms are defined in Sections 10.03(b) and
(c), respectively.

          "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary, all of the stock or equity interest of which is at the time owned, directly or indirectly, beneficially or of record, by the Guarantor or the Borrower or one or more other Wholly-Owned Restricted Subsidiaries of the Guarantor or the Borrower.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02.  Accounting Terms.  Except as
otherwise herein specifically provided, each accounting term used herein shall have the meaning given it under United States generally accepted accounting principles in effect from time to time (with such changes thereto as are approved or concurred in from time to time by the Guarantor's independent public accountants, as applicable) applied on a basis consistent with those used in preparing the financial statements referred to in Section 5.01(a) ("GAAP"); provided, however, that each reference in Section 5.02, or in the definition of any term used in Section 5.02, to GAAP shall mean generally accepted accounting principles as in effect on the Restatement Date and as applied by the Borrower and the Guarantor in preparing the financial statements referred to in Section 3.01(e). In the event any change in GAAP materially affects any provision of this Agreement, the Lenders, the Borrower and the Guarantor agree that they shall negotiate in good faith in order to amend the affected provisions in such a way as will restore the parties to their respective positions prior to such change, and until such amendment becomes effective the Borrower's and the Guarantor's compliance with such provisions shall be determined on the basis of GAAP as in effect immediately before such change in GAAP became effective.

          SECTION 1.03.  Section, Article, Exhibit and
Schedule References, etc. Unless otherwise stated, Section, Article, Exhibit and Schedule references made herein are to Sections, Articles, Exhibits or Schedules, as the case may be, of this Agreement. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time.

                         ARTICLE II

                         The Loans

          SECTION 2.01. Revolving Credit Facility. Upon the terms and subject to the conditions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees to make Loans to the Borrower, at any time and from time to time on or after the Effective Date, and until the earlier of the Maturity Date and the termination of the Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any one time outstanding not to exceed such Lender's Applicable Percentage of the then effective unused Total Commitment on the Borrowing Date for such Loan.
Within the foregoing limits, the Borrower may borrow, repay and reborrow, prior to the Maturity Date, Loans subject to the terms, provisions and limitations set forth herein.

          SECTION 2.02. Loans. (a) The Loans made by the Lenders to the Borrower on any one date shall be in an aggregate principal amount which is (i) an integral multiple of $1,000,000 and not less than $5,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

          (b)  Each Loan shall be either a Reference Rate
Loan or a LIBO Rate Loan as the Borrower may request pursuant to Section 2.03. Subject to the provisions of Sections 2.03 and 2.10, Loans of more than one type may be outstanding at the same time.

          (c)  Each Lender shall make its portion, as
determined under Section 2.14, of each Loan hereunder on the proposed date thereof by paying the amount required to the Administrative Agent in New York, New York in immediately available funds not later than 2:00 p.m., New York City time, and the Administrative Agent shall by 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Borrower with the Administrative Agent or, if Loans shall not be made on such date because any condition precedent to a borrowing herein specified is not met, return the amounts so received to the respective Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Loan that such Lender will not make available to the Administrative Agent such Lender's portion of such Loan, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Loan in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay without duplication to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at an interest rate equal to (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan for purposes of this Agreement.

          SECTION 2.03. Notice of Loans. (a) The Borrower shall request a Loan by giving the Administrative Agent telephonic (promptly confirmed in writing), written, telecopy or telex notice in the form of Exhibit C with respect to each Loan (i) in the case of a LIBO Rate Loan, not later than 10:30 a.m., New York City time, three Business Days before a proposed borrowing, and (ii) in the case of a Reference Rate Loan, not later than 10:30 a.m., New York City time, on the date of a proposed borrowing. Such notice shall be irrevocable (except that in the case of a LIBO Rate Loan, the Borrower may, subject to Section 2.13, revoke such notice by giving written or telex notice thereof to the Administrative Agent not later than 10:30 a.m., New York City time, two Business Days before such proposed borrowing) and shall in each case refer to this Agreement and specify (1) whether the Loan then being requested is to be a Reference Rate Loan or LIBO Rate Loan, (2) the date of such Loan (which shall be a Business Day) and amount thereof, and (3) if such Loan is to be a LIBO Rate Loan, the Interest Period or Interest Periods (which shall not end after the Maturity Date) with respect thereto. If no election as to the type of Loan is specified in any such notice by the Borrower, such Loan shall be a Reference Rate Loan. If no Interest Period with respect to any LIBO Rate Loan is specified in any such notice by the Borrower, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (b) The Borrower may continue or convert all or any part of any Loan as or into a Loan of the same or a different type in accordance with Section 2.10 and subject to the limitations set forth herein. If the Borrower shall not have delivered a borrowing notice in accordance with this Section 2.03 prior to the end of the Interest Period then in effect for any Loan requesting that such Loan be converted or continued as permitted hereby, then the Borrower shall (unless the Borrower has notified the Administrative Agent, not less than three Business Days prior to the end of such Interest Period, that such Loan is to be repaid at the end of such Interest Period) be deemed to have delivered a borrowing notice pursuant to this
Section 2.03 requesting that such Loan be converted into or continued as a Reference Rate Loan of equivalent amount.

          (c) Notwithstanding any provision to the contrary in this Agreement, the Borrower shall not in any borrowing notice under this Section 2.03 request any LIBO Rate Loan which, if made, would result in more than 10 separate LIBO Rate Loans of any Lender. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

          SECTION 2.04. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally agrees to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of all Loans of such Lender on the Maturity Date.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (c)  The Administrative Agent shall maintain
accounts for (i) the type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.04 shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that any Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.
 Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.03) be represented by one or more promissory notes in such form payable to the order of the payee named therein (of if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.05. Interest on Loans. (a) Subject to the provisions of Section 2.08, each Reference Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate, and over a year of 360 days at all other times), equal to the Applicable Reference Rate.

          (b) Subject to the provisions of Section 2.08, each LIBO Rate Loan shall bear interest at a rate per annum
(computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Applicable LIBO Rate for the Interest Period in effect for such Loan.

          (c) Interest on each Loan shall be payable on each applicable Interest Payment Date. The Applicable
Reference Rate and the Applicable LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
The Administrative Agent shall promptly advise the Borrower and each Lender of such determination.

          SECTION 2.06. Fees. (a) The Borrower shall pay each Lender, through the Administrative Agent, on the last Business Day of each March, June, September and December, and on the date on which the Commitment of such Lender shall be terminated as provided herein (the "Commitment Termination Date"), in immediately available funds, a commitment fee (a "Commitment Fee") from and including the earlier of the Closing Date and the Effective Date through and including the Commitment Termination Date on the amount of such Lender's Applicable Percentage of the Total Commitment during the quarter ending on such date (or shorter period commencing with the earlier of the Closing Date and the Effective Date or ending with the Commitment Termination Date) equal to the applicable Commitment Fee Percentage set forth in Schedule I.

          (b) All Commitment Fees under this Section 2.06 shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be. The Commitment Fees due to each Lender shall cease to accrue on the earlier of the Maturity Date and the termination of the Commitment of such Lender pursuant to Section 2.07.

          (c)  The Borrower agrees to pay to the
Administrative Agent, for its own account, on the Effective
Date and on each anniversary thereof, an administration fee
(the "Administrative Fee") as agreed between the Borrower and the Administrative Agent.

          (d) All such fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders.
 Once paid, all such fees shall be fully earned and non-refundable under any and all circumstances.

          SECTION 2.07.  Maturity and Reduction of
Commitments. (a) Upon at least five days' prior written, telecopied or telex notice to the Administrative Agent, the Borrower may without penalty at any time in whole permanently terminate, or from time to time permanently reduce, the Total Commitment, ratably among the Lenders in accordance with the amounts of their respective Commitments; provided, however, that each partial reduction of the Commitment Amount shall be in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further, that the Total Commitment may not be reduced to an amount which is less than the aggregate principal amount of all Loans outstanding after such reduction.

          (b) The Total Commitment shall be automatically and permanently reduced by an amount equal to the Net Proceeds of any nonordinary course asset disposition by the Borrower and the Restricted Subsidiaries (other than in each case, (i) dispositions of obsolete and worn-out property or real estate not used or useful in its business and (ii) sales of accounts receivable), in excess of a cumulative aggregate amount of $25,000,000 for all such transactions during the term of this Agreement; provided that such aggregate amount shall not include any permitted Capitalized Lease Obligations. The Commitment reductions required by this Section 2.07(b) shall be effective as of the date of closing or effectiveness of any transaction subject hereto; provided that with respect to any noncash Net Proceeds, such Commitment reductions shall be effective as of the date of receipt of cash proceeds thereof; and provided further that to the extent prepayment of any LIBO Rate Loan is required pursuant to this Section 2.07(b), such prepayment may be made at the end of the current Interest Period for such LIBO Rate Loan if the required prepayment would otherwise give rise to breakage costs under Section 2.13(a)(i).

          (c) On the Maturity Date, the Commitments shall automatically terminate and any outstanding Loans shall be due and payable in full.

          SECTION 2.08.  Interest on Overdue Amounts;
Alternative Rate of Interest. (a) If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder or under any other Loan Document, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to the date of actual payment (after as well as before judgment):

          (i) in the case of the payment of principal of or interest on a LIBO Rate Loan, at a rate 2% per annum above the rate which would otherwise be payable under
     Section 2.05(b) until the last date of the Interest
     Period then in effect with respect to such Loan and thereafter as provided in clause (ii) below; and

         (ii) in the case of the payment of principal of or interest on a Reference Rate Loan or any other amount payable hereunder (other than principal of or interest on any LIBO Rate Loan to the extent referred to in clause (i) above), at a rate 2% per annum above the Applicable Reference Rate.

          (b) In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a LIBO Rate Loan the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that (i) Dollar deposits in the requested principal amount of such LIBO Rate Loan are not generally available in the London interbank market, (ii) the rates at which Dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining such LIBO Rate Loan during such Interest Period or
(iii) reasonable means do not exist for ascertaining the Applicable LIBO Rate, the Administrative Agent shall as soon as practicable thereafter give written, telecopied or telex notice of such determination to the Borrower and the other Lenders, and any request by the Borrower for the making of a LIBO Rate Loan pursuant to Section 2.03 or 2.10 shall, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Reference Rate Loan; provided, however, that if the Administrative Agent makes the determination specified in
(ii) above, at the option of the Borrower such request shall be deemed to be a request for a Reference Rate Loan only from such Lender referred to in (ii) above; provided further, however, that such option shall not be available to the Borrower if the Administrative Agent makes the determination specified in (ii) above with respect to three or more Lenders. Each determination of the Administrative Agent hereunder shall be conclusive absent manifest error.

          SECTION 2.09. Prepayment of Loans.  (a)  The
Borrower shall have the right at any time and from time to time to prepay any of its Loans, in whole or in part, subject to the requirements of Section 2.13 but otherwise without premium or penalty, upon prior written or telex notice to the Administrative Agent by 10:30 a.m., New York
City time, on the date of such prepayment; provided, however, that each such partial prepayment shall be in a minimum amount of $5,000,000 and an integral multiple of $1,000,000.

          (b)  In the event of any termination of the
Commitments, the Borrower shall repay or prepay all its outstanding Loans on the date of such termination. On the date of any partial reduction of the Commitments pursuant to
Section 2.07, the Borrower shall pay or prepay so much of its Loans as shall be necessary in order that the aggregate principal amount of the Loans (after giving effect to any other prepayment of Loans on such date) outstanding will not exceed the Total Commitment immediately following such reduction.

          (c) All prepayments under this Section 2.09 shall be subject to Section 2.13. Each notice of prepayment delivered pursuant to paragraph (a) above shall specify the prepayment date and the principal amount of each Loan (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount stated therein on the date stated therein. All prepayments shall be applied first to Reference Rate Loans and then to LIBO Rate Loans and shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment. Any amounts prepaid may be reborrowed to the extent permitted by the terms of this Agreement.

          SECTION 2.10.  Continuation and Conversion of
Loans. The Borrower shall have the right, subject to the provisions of Section 2.08, (i) on three Business Days' prior irrevocable notice by the Borrower to the Administrative Agent, to continue or convert any type of Loans as or into LIBO Rate Loans, or (ii) with irrevocable notice by the Borrower to the Administrative Agent by 10:30 a.m. on the date of such proposed continuation or conversion, to continue or convert any type of Loans as or into Reference Rate Loans, in each case subject to the following further conditions:

          (a) each continuation or conversion shall be made pro rata as to each type of Loan of the Borrower to be continued or converted among the Lenders in accordance with the respective amounts of their commitments and the notice given to the Administrative Agent by the Borrower shall specify the aggregate principal amount of Loans to be continued or converted;

          (b) in the case of a continuation or conversion of less than all Loans of the Borrower, the Loans continued or converted shall be in a minimum aggregate principal amount of $5,000,000 and an integral multiple of $1,000,000;

          (c) accrued interest on each Loan (or portion thereof) being continued or converted shall be paid by the Borrower at the time of continuation or conversion;

          (d) the Interest Period with respect to any Loan made in respect of a continuation or conversion thereof shall commence on the date of the continuation or conversion;

          (e) any portion of a Loan maturing or required to be prepaid in less than one month may not be continued as or converted into a LIBO Rate Loan;

          (f) a LIBO Rate Loan may be continued or converted on the last day of the applicable Interest Period and, subject to Section 2.13, on any other day;

          (g) no Loan (or portion thereof) may be continued as or converted into a LIBO Rate Loan if, after such continuation or conversion, an aggregate of more than 10 separate LIBO Rate Loans of any Lender would result, determined as set forth in Section 2.03(c);

          (h) no Loan shall be continued or converted if such Loan by any Lender would be greater than the amount by which its Commitment exceeds the amount of its other Loans at the time outstanding or if such Loan would not comply with the other provisions of this Agreement; and

          (i) any portion of a LIBO Rate Loan which cannot be converted into or continued as a LIBO Rate Loan by reason of clause (e) or (g) above shall be automatically converted at the end of the Interest Period in effect for such Loan into a Reference Rate Loan.

The Administrative Agent shall communicate the information contained in each irrevocable notice delivered by the Borrower pursuant to this Section 2.10 to the other Lenders promptly after its receipt of the same.

          The Interest Period applicable to any LIBO Rate Loan resulting from a continuation or conversion shall be specified by the Borrower in the irrevocable notice of continuation or conversion delivered pursuant to this
Section 2.10; provided, however, that if no such Interest Period for a LIBO Rate Loan shall be specified, the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          For purposes of this Section 2.10, notice received by the Administrative Agent from the Borrower after 10:30 a.m., New York time, on a Business Day shall be deemed to be received on the immediately succeeding Business Day.

          SECTION 2.11. Reserve Requirements; Change in Circumstances. (a) The Borrower shall pay to each Lender on the last day of each Interest Period for any LIBO Rate Loan so long as such Lender may be required to maintain reserves against eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) (or so long as such Lender may be required to maintain reserves against any other category of liabilities which includes deposits by reference to which the interest rate on any LIBO Rate Loan is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender which includes any LIBO Rate
Loan) an additional amount (determined by such Lender and notified to the Borrower), equal to the product of the following for each affected LIBO Rate Loan for each day during such Interest Period:

          (i) the principal amount of such affected LIBO
     Rate Loan outstanding on such day;

         (ii) the remainder of (x) the product of Statutory
     Reserves on such date times the Applicable LIBO Rate on such day minus (y) the Applicable LIBO Rate on such day; and

        (iii) 1/360.

Each Lender shall separately bill the Borrower directly for all amounts claimed pursuant to this Section 2.11(a).

          (b) Notwithstanding any other provision herein, if after the Effective Date any change in condition or applicable law or regulation or in the interpretation or administration thereof (whether or not having the force of law and including, without limitation, Regulation D of the Board) by any Governmental Authority charged with the administration or interpretation thereof shall occur which shall:

          (i) subject any Lender (which shall for the purpose of this Section include any assignee or lending office of any Lender) to any tax of any kind whatsoever with respect to its LIBO Rate Loans or other fees or amounts payable hereunder or change the basis of taxation of any of the foregoing (other than taxes (including Non-Excluded Taxes) described in Section
     2.17 and other than any franchise tax or tax or other similar governmental charges, fees or assessments based on the overall net income of such Lender by the U.S. Federal government or by any jurisdiction in which such Lender maintains an office, unless the presence of such office is solely attributable to the enforcement of any rights hereunder with respect to an Event of Default);

         (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender;

        (iii) impose on any such Lender or the London interbank market any other condition affecting this Agreement or LIBO Rate Loans made by such Lender; or

         (iv) impose upon any Lender any other condition with respect to any amount paid or to be paid by any Lender with respect to its LIBO Rate Loans or this Agreement;

and the result of any of the foregoing shall be to increase the cost to any Lender of making or maintaining its LIBO Rate Loans or Commitment hereunder, or to reduce the amount of any sum (whether of principal, interest or otherwise) received or receivable by such Lender or to require such Lender to make any payment, in respect of any such Loan, in each case by or in an amount which such Lender in its sole judgment shall deem material, then the Borrower shall pay to such Lender on demand such an amount or amounts as will compensate the Lender for such additional cost, reduction or payment.

          (c) If any Lender shall have determined that the applicability of any law, rule, regulation, agreement or guideline adopted after the Effective Date regarding capital adequacy, or any change after the Effective Date in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration of any of the foregoing by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority made or issued after the Effective Date, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

          (d) If and on each occasion that a Lender makes a demand for compensation pursuant to paragraph (a), (b) or
(c) above, or under Section 2.17 (it being understood that a Lender may be reimbursed for any specific amount under only one such paragraph or Section) the Borrower may, upon at least three Business Days' prior irrevocable written or telex notice to each of such Lender and the Administrative Agent, in whole permanently replace the Commitment of such Lender; provided that such notice must be given not later than the 90th day following the date of a demand for compensation made by such Lender; and provided that the Borrower shall replace such Commitment with the Commitment of a commercial bank satisfactory to the Administrative Agent. Such notice from the Borrower shall specify an effective date for the termination of such Lender's Commitment which date shall not be later than the 180th day after the date such notice is given. On the effective date of any termination of such Lender's Commitment pursuant to this clause (d), the Borrower shall pay to the Administrative Agent for the account of such Lender (A) any Commitment Fees on the amount of such Lender's Commitment so terminated accrued to the date of such termination, (B) the principal amount of any outstanding Loans held by such Lender plus accrued interest on such principal amount to the date of such termination and (C) the amount or amounts requested by such Lender pursuant to clause (a), (b) or (c) above or Section 2.17, as applicable. The Borrower will remain liable to such terminated Lender for any loss or expense that such Lender may sustain or incur as a consequence of such Lender's making any LIBO Rate Loan or any part thereof or the accrual of any interest on any such Loan in accordance with the provisions of this Section 2.11(d) as set forth in Section 2.13. Upon the effective date of termination of any Lender's Commitment pursuant to this Section 2.11(d) such Lender shall cease to be a "Lender" hereunder; provided that no such termination of any such Lender's Commitment shall affect (i) any liability or obligation of the Borrower or any other Lender to such terminated Lender which accrued on or prior to the date of such termination or (ii) such terminated Lender's rights hereunder in respect of any such liability or obligation.

          (e) A certificate of a Lender (or Transferee) setting forth such amount or amounts as shall be necessary to compensate such Lender (or Transferee) as specified in paragraph (a), (b) or (c) (and in the case of paragraph (c), such Lender's holding company) above or Section 2.17, as the case may be, shall be delivered as soon as practicable to the Borrower, and in any event within 90 days of the change giving rise to such amount or amounts, and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate within 15 days after its receipt of the same. In preparing such a certificate, each Lender may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable. The failure of any Lender (or Transferee) to give the required 90-day notice shall excuse the Borrower from its obligations to pay additional amounts pursuant to such Sections incurred for the period that is 90 days or more prior to the date such notice was required to be given.

          (f) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital within the 90 days required pursuant to Section 2.11(e) shall not constitute a waiver of such Lender's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital for any period after the date that is 90 days prior to the date of the delivery of demand for compensation. The protection of this Section 2.11 shall be available to each Lender regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition which shall have occurred or been imposed. The Borrower shall not be required to make any additional payment to any Lender pursuant to Section 2.11(a) or (b) in respect of any such cost, reduction or payment that could be avoided by such Lender in the exercise of reasonable diligence, including a change in the lending office of such Lender if possible without material cost to such Lender. Each Lender agrees that it will promptly notify the Borrower and the Administrative Agent of any event of which the responsible account officer shall have knowledge which would entitle such Lender to any additional payment pursuant to this
Section 2.11. The Borrower agrees to furnish promptly to the Administrative Agent official receipts evidencing any payment of any tax.

          SECTION 2.12.  Change in Legality.
(a) Notwithstanding anything to the contrary herein contained, if after the Effective Date any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any LIBO Rate Loan or to give effect to its obligations as contemplated hereby with respect to any LIBO Rate Loan, then, by written notice to the Borrower and to the Administrative Agent, such Lender may:

          (i) declare that LIBO Rate Loans will not thereafter (for the duration of such unlawfulness or impracticality) be made by such Lender hereunder, whereupon the Borrower shall be prohibited from requesting LIBO Rate Loans from such Lender hereunder unless such declaration is subsequently withdrawn; and

         (ii) require that all outstanding LIBO Rate Loans made by it be converted to Reference Rate Loans, in which event (A) all such LIBO Rate Loans shall be automatically converted to Reference Rate Loans as of the end of the applicable Interest Period, unless an earlier conversion date is legally required, (B) all payments and prepayments of principal which would otherwise have been applied to repay the converted LIBO Rate Loans shall instead be applied to repay the Reference Rate Loans resulting from the conversion of such LIBO Rate Loans and (C) the Reference Rate Loans resulting from the conversion of such LIBO Rate Loans shall be prepayable only at the times the converted LIBO Rate Loans would have been prepayable, notwithstanding the provisions of Section 2.09.

          (b) Before giving any notice to the Borrower and the Administrative Agent pursuant to this Section 2.12, such Lender shall designate a different LIBOR Office if such designation will avoid the need for giving such notice and will not in the judgment of such Lender, be otherwise disadvantageous to such Lender. For purposes of Section 2.12(a), a notice to the Borrower by any Lender shall be effective on the date of receipt by the Borrower.

          SECTION 2.13. Indemnity. The Borrower shall indemnify each Lender against any funding, redeployment or similar loss or expense which such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any LIBO Rate Loan prior to the end of the Interest Period in effect therefor (any of the events referred to in this clause (i) being called a "Breakage Event") or (ii) any Loan to be made by such Lender not being made after notice of such Loan shall have been given by the Borrower hereunder or (b) any default in the making of any payment or prepayment of any amount required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Loan which is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or which would have been in effect) for such Loan over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or converted or not borrowed, continued or converted by making a LIBO Rate Loan in such principal amount and with a maturity comparable to such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.

          SECTION 2.14. Pro Rata Treatment. Except as permitted under any of Section 2.08(b), 2.11, 2.12, 2.13 or 2.17, each borrowing under each type of Loan, each payment or prepayment of principal of the Loans, each payment of interest on the Loans, each other reduction of the principal or interest outstanding under the Loans, however achieved, including by setoff by any Person, each payment of the Commitment Fees, each reduction of the Commitments and each conversion or continuation of Loans shall be allocated pro rata among the Lenders in the proportions that their respective Commitments bear to the Total Commitment (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender's portion of any borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such borrowing to the next higher or lower whole Dollar amount.

          SECTION 2.15. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means obtain payment (voluntary or involuntary) in respect of any Loan of the Borrower held by it as a result of which the unpaid principal portion of the Loans of the Borrower held by it shall be proportionately less than the unpaid principal portion of the Loans of the Borrower held by any other Lender (other than as permitted under any of Section 2.08(b), 2.11, 2.12, 2.13 or 2.17), it shall be deemed to have simultaneously purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of the Borrower held by such other Lender, so that the aggregate unpaid principal amount of the Loans of the Borrower and participation in Loans of the Borrower held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans of the Borrower then outstanding as the principal amount of the Loans of the Borrower held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Loans of the Borrower outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.15 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. To the fullest extent permitted by applicable law, the Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan of the Borrower deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower hereunder to such Lender as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

          SECTION 2.16. Payments. (a) Except as otherwise provided in this Agreement, all payments and prepayments to be made by the Borrower to the Lenders hereunder, whether on account of Commitment Fees, payment of principal or interest on any Loan or other amounts at any time owing hereunder or under any other Loan Document, shall be made to the Administrative Agent at its office at 270 Park Avenue, New York, New York, for the account of the several Lenders in immediately available funds. All such payments shall be made to the Administrative Agent as aforesaid not later than 10:30 a.m., New York City time, on the date due; and funds received after that hour shall be deemed to have been received by the Administrative Agent on the following Business Day.

          (b) As promptly as possible, but no later than 2:00 p.m., New York City time, on the date of each borrowing, each Lender participating in the Loans made on such date shall pay to the Administrative Agent such Lender's Applicable Percentage of such Loan plus, if such payment is received by the Administrative Agent after 2:00 p.m., New York City time, on the date of such borrowing, interest at a rate per annum equal to the rate in effect on such day, quoted by the Administrative Agent at its office at 270 Park Avenue, New York, New York, for the overnight "sale" to such Lender of Federal funds. At the time of, and by virtue of, such payment, such Lender shall be deemed to have made its Loan in the amount of such payment. The Administrative Agent agrees to pay any moneys, including such interest, so paid to it by the lending Lenders promptly, but no later than 3:00 p.m., New York City time, on the date of such borrowing, to the Borrower in immediately available funds.

          (c)  If any payment of principal, interest,
Commitment Fee or any other amount payable to the Lenders hereunder on any Loan shall fall due on a day that is not a Business Day, then (except in the case of payments of principal of or interest on LIBO Rate Loans, in which case such payment shall be made on the next preceding Business
Day if the next succeeding Business Day would fall in the next calendar month) such due date shall be extended to the next succeeding Business Day, and interest shall be payable on principal in respect of such extension.

          (d) Unless the Administrative Agent shall have been notified by the Borrower prior to the date on which any payment or prepayment is due hereunder (which notice shall be effective upon receipt) that the Borrower does not intend to make such payment or prepayment, the Administrative Agent may assume that the Borrower has made such payment or prepayment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to each Lender on such date an amount equal to the portion of such assumed payment or prepayment such Lender is entitled to hereunder, and, if the Borrower has not in fact made such payment or prepayment to the Administrative Agent, such Lender shall, on demand, repay to the Administrative Agent the amount made available to such Lender, together with interest thereon in respect of each day during the period commencing on the date such amount was made available to such Lender and ending on (but excluding) the date such Lender repays such amount to the Administrative Agent, at a rate per annum equal to the rate, determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error).

          (e) All payments of the principal of or interest on the Loans or any other amounts to be paid to any Lender or the Administrative Agent under this Agreement or any of the other Loan Documents shall be made in Dollars, without reduction by reason of any currency exchange expense.

          SECTION 2.17.  U.S. Taxes.  (a)  Any and all
payments by the Borrower hereunder shall be made, in accordance with Section 2.16, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto imposed by the United States or any political subdivision thereof, excluding taxes imposed on the net income of an Agent or any Lender (or Transferee) and franchise taxes of an Agent or any Lender (or Transferee), as applicable, as a result of a connection between the jurisdiction imposing such taxes and such Agent or such Lender (or Transferee), as applicable, other than a connection arising solely from such Agent or such Lender (or Transferee), as applicable, having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Non-Excluded Taxes"). If the Borrower shall be required by law to deduct any Non-Excluded Taxes from or in respect of any sum payable hereunder to the Lenders (or any Transferee) or an Agent,
(i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) such Lender (or Transferee) or an Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law; provided, however, that no Transferee of any Lender shall be entitled to receive any greater payment under this Section 2.17 than such Lender would have been entitled to receive with respect to the rights assigned, participated or otherwise transferred unless such assignment, participation or transfer shall have been made at a time when the circumstances giving rise to such greater payment did not exist.

          (b) In addition, the Borrower agrees to bear and to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other similar excise taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document and any property taxes that arise from the enforcement of this Agreement or any other Loan Document ("Other Taxes").

          (c) The Borrower will indemnify each Lender (or Transferee) and each Agent for the full amount of Non-Excluded Taxes and Other Taxes (including Non-Excluded Taxes or Other Taxes imposed on amounts payable under this Section 2.17) paid by such Lender (or Transferee) or such Agent, as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto. A certificate as to the amount of such payment or liability prepared by a Lender or Agent, or the Administrative Agent on behalf of such Lender or Agent, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date such Lender (or Transferee) or such Agent, as the case may be, makes written demand therefor.

          (d) Within 30 days after the date of any payment of Non-Excluded Taxes or Other Taxes by the Borrower to the relevant Governmental Authority, the Borrower will furnish to the Administrative Agent, at its address referred to on the signature page, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

          (e)  At the time it becomes a party to this
Agreement or a Transferee, each Lender (or Transferee) that is organized under the laws of a jurisdiction outside the United States shall (in the case of a Transferee, subject to the immediately succeeding sentence) deliver to the Borrower either a valid and currently effective Internal Revenue Service Form 1001 or Form 4224 or, in the case of a Lender (or Transferee) claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent version thereof or successors thereto, (and if such Lender (or Transferee) delivers a Form W-8, a certificate representing that such Lender (or Transferee) is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Lender (or Transferee) establishing that such payment is (i) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such Lender (or Transferee) of a trade or business in the United States or (ii) totally exempt from (or in case of a Transferee, entitled to a reduced rate of) United States Federal withholding tax. Notwithstanding any other provision of this Section 2.17(e), no Transferee shall be required to deliver any form pursuant to this Section 2.17(e) that such Transferee is not legally able to deliver.
 In addition, each Lender (or Transferee) shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered, but only, in such case, to the extent such Lender (or Transferee) is legally able to do so.

          (f) Notwithstanding anything to the contrary contained in this Section 2.17, the Borrower shall not be required to pay any additional amounts to any Lender (or Transferee) in respect of United States Federal withholding tax pursuant to paragraph (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender (or Transferee) to comply with the provisions of paragraph (e) above.

          (g)  Any Lender (or Transferee) claiming any
additional amounts payable pursuant to this Section 2.17 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender (or Transferee).

          (h) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.17 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

          (i) Nothing contained in this Section 2.17 shall require any Lender (or Transferee) or the Administrative
Agent to make available any of its income tax returns (or any other information that it deems to be confidential or proprietary).


                        ARTICLE III

               Representations and Warranties

          SECTION 3.01. Representations and Warranties. As of the Effective Date, in the case of the Borrower, the Restatement Date, in the case of the Guarantor, and each other date upon which such representations and warranties are required to be made or deemed made pursuant to Section 6.01(i) by the Borrower and the Guarantor, each of the Borrower and the Guarantor represents and warrants to each Lender and Agent as follows:

          (a) Organization, Powers. Each of the Borrower and the Guarantor (i) is duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, and (iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not have a material adverse effect on its condition, financial or otherwise. Each of the Borrower and the Guarantor has the power to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is or is to be a party and, in the case of the Borrower, to borrow hereunder. Each of the Borrower and the Guarantor has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its own assets and carry on its business as now being or as proposed to be conducted.

          (b) Authorization. The execution, delivery and performance of this Agreement (including, without limitation, performance of the obligations set forth in
Section 5.0l(l)) and the other Loan Documents to which the Borrower or the Guarantor is or is to be a party and the borrowings hereunder (i) have been duly authorized by all requisite limited liability company or corporate, as applicable and, if required, stockholder, action on the part of the Borrower and the Guarantor and (ii) will not
(A) violate (x) any Governmental Rule or the Borrower's articles of organization or operating agreement or the Guarantor's certificate of incorporation or By-laws, as the case may be, or (y) any provisions of any indenture, agreement or other instrument to which the Borrower or the Guarantor is a party, or by which the Borrower or the Guarantor or any of their respective properties or assets are or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in (ii)(A)(y) above or
(C) result in the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any property or assets of the Borrower or the Guarantor.

          (c) Governmental Approvals. Except for those consents, approvals and registrations listed on Schedule IV hereto, each of which has been obtained and is in full force and effect, no registration with or consent or approval of, or other action by, any Governmental Authority is or will be required in connection with the execution, delivery and performance by the Borrower or the Guarantor of this Agreement or any other Loan Document to which either of them is, or is to be, a party or the borrowings hereunder by the Borrower. Other than routine authorizations, permissions or consents which are of a minor nature and which are customarily granted in due course after application or the denial of which would not materially adversely affect the business, financial condition or operations of the Borrower or the Guarantor, each of the Borrower and the Guarantor has all franchises, licenses, certificates, authorizations, approvals or consents from all national, state and local governmental and regulatory authorities required to carry on its business as now conducted and as proposed to be conducted.

          (d) Enforceability. This Agreement and each of the other Loan Documents to which it is a party constitutes a legal, valid and binding obligation of the Borrower and the Guarantor, enforceable in accordance with their respective terms (subject, as to the enforcement of remedies against the Borrower or the Guarantor, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights against the Borrower or the Guarantor generally in connection with the bankruptcy, reorganization or insolvency of the Borrower or the Guarantor or a moratorium or similar event relating to the Borrower or the Guarantor).

          (e) Financial Statements. The Guarantor has heretofore furnished to each of the Lenders an unaudited pro forma condensed consolidated balance sheet and statement of operations as of and for the portion of the fiscal year ended June 30, 1998. The Borrower has heretofore furnished to each of the Lenders an unaudited pro forma statement of operations for the fiscal year ended December 31, 1996, and an unaudited pro forma condensed consolidated balance sheet and statement of operations as of and for the six-month period ended June 30, 1997. All such balance sheets and statements of operations of the Guarantor and the Borrower present fairly the financial condition and results of operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated. Such financial statements and the notes thereto disclose all material liabilities, direct or contingent, of each of the Guarantor and the Borrower and their respective consolidated Subsidiaries as of the dates thereof which are required to be disclosed in the footnotes to financial statements prepared in accordance with GAAP. The financial statements referred to in this Section 3.01(e) have been prepared in accordance with GAAP. There has been no material adverse change since (i) December 31, 1997 (the last date as of which the Borrower delivered audited financial statements to the Lenders pursuant to the Original Credit Agreement), in the businesses, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, and (ii) July 30, 1998, in the businesses, assets, operations, prospects or condition, financial or otherwise, of the Guarantor.

          (f)  Litigation; Compliance with Laws; etc.
(i) There are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or, to the knowledge of the Borrower or the Guarantor, threatened against or affecting the Guarantor, the Borrower or any of the Borrower's Subsidiaries or the businesses, assets or rights of the Guarantor, the Borrower or any of the Borrower's Subsidiaries (i) which involve this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, materially impair the ability of the Borrower or the Guarantor to conduct its business substantially as now conducted, or materially and adversely affect the businesses, assets, operations, prospects or condition, financial or otherwise, of the Borrower or the Guarantor, or impair the validity or enforceability of, or the ability of the Borrower or the Guarantor to perform its obligations under, this Agreement or any of the other Loan Documents to which it is a party.

          (ii) Neither the Borrower, the Guarantor nor any of the Borrower's Subsidiaries is in violation of any Governmental Rule, or in default with respect to any judgment, writ, injunction, decree, rule or regulation of Governmental Authority, where such violation or default could result in a Material Adverse Effect.

          (g) Title, etc. The Borrower, the Guarantor and the Borrower's Subsidiaries have good and valid title to their respective material properties, assets and revenues (exclusive of oil, gas and other mineral properties on which no development or production activities are being conducted and commercially exploitable reserves have not been discovered), in the case of the Borrower, the Guarantor and the Restricted Subsidiaries, free and clear of all Liens except such Liens as are permitted by Section 5.02(d) and except for covenants, restrictions, rights, easements and minor irregularities in title which do not individually or in the aggregate interfere with the occupation, use and enjoyment by the Borrower, the Guarantor or any of the Restricted Subsidiaries of such properties and assets in the normal course of business as presently conducted or materially impair the value thereof for use in such business.

          (h)  Federal Reserve Regulations; Use of Proceeds.
(i) Neither the Borrower, the Guarantor nor any of the Borrower's Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

         (ii) No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including, without limitation, Regulations U or X thereof.

        (iii) The Borrower will use the proceeds of all Loans made to it for the funding of capital expenditures, working capital and general corporate purposes.

          (i) Taxes. The Borrower, the Guarantor and the Restricted Subsidiaries have filed or caused to be filed all material Federal, state, local and foreign tax returns which are required to be filed by them, and have paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by any of them, other than any taxes or assessments the validity of which the Borrower, the Guarantor or the relevant Restricted Subsidiary is contesting in good faith by appropriate proceedings, and with respect to which the Borrower, the Guarantor or such Restricted Subsidiary shall, to the extent required by GAAP, have set aside on its books adequate reserves.

          (j)  Employee Benefit Plans.  Each of the
Borrower, the Guarantor and their respective ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could materially and adversely affect the financial condition and operations of the Borrower, the Guarantor and their ERISA Affiliates, taken as a whole. The present value of all benefit liabilities under each Plan, determined on a plan termination basis (based on those assumptions used for financial disclosure purposes in accordance with Statement of Financial Accounting Standards No. 87 of the Financial Accounting Standards Board ("SFAS 87") did not, as of the last annual valuation date applicable thereto, exceed by more than $5,000,000 the value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans, determined on a plan termination basis (based on those assumptions used for financial disclosure purposes in accordance with SFAS 87) did not, as of the last annual valuation dates applicable thereto, exceed by more than $5,000,000 the value of the assets of all such underfunded Plans.

          (k)  Investment Company Act.  Neither the
Borrower, the Guarantor nor any of their respective
Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended from time to time.

          (1) Public Utility Holding Company Act. Neither the Borrower, the Guarantor nor any of their respective Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended from time to time.

          (m) Subsidiaries. Schedule III constitutes a complete and correct list, as of the Effective Date or the date of any update thereof required by Section 5.01(a)(6), of all Restricted Subsidiaries with at least $1,000,000 in total assets, indicating the jurisdiction of incorporation or organization of each corporation or partnership and the percentage of shares or units owned on such date directly or indirectly by the Borrower or the Guarantor, as applicable, in each. Each entity shown as a parent company owns on such date, free and clear of all Liens (other than the Liens permitted by Section 5.02(d)(iii)), the percentage of voting shares or partnership interests outstanding of the Restricted Subsidiaries shown on Schedule III, and all such shares or partnership interests are validly issued and fully paid.

          (n) Environmental Matters. (1) The properties owned, leased or operated by the Borrower, the Guarantor and the Borrower's Subsidiaries (the "Properties") and all operations of the Borrower, the Guarantor and the Borrower's Subsidiaries are in compliance, and in the last three years have been in compliance, with all Environmental Laws, and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such noncompliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          (2)  There have been no Releases or threatened
Releases at, from, under or proximate to the Properties or otherwise in connection with the operations of the Borrower or its Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

          (3) Neither the Borrower, the Guarantor nor any of the Borrower's Subsidiaries has received any notice of an Environmental Claim in connection with the Properties or the operations of the Borrower, the Guarantor or the Borrower's Subsidiaries or with regard to any Person whose liabilities for environmental matters the Borrower, the Guarantor or any of the Borrower's Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor does the Borrower, the Guarantor or the Borrower's Subsidiaries have reason to believe that any such notice will be received or is being threatened.

          (4) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could give rise to liability under any Environmental Law, nor has the Borrower, the Guarantor or the Borrower's Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

          (o) No Material Misstatements. No information, report (including any exhibit, schedule or other attachment thereto or other document delivered in connection therewith), financial statement, exhibit or schedule prepared or furnished by the Borrower or the Guarantor to the Administrative Agent or any Lender in connection with this Agreement or any of the other Loan Documents or included therein contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, taken as a whole in the light of the circumstances under which they were made, not misleading.

          (p) Year 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Borrower's and the Guarantor's material computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's or the Guarantor's systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by June 30, 1999. The cost to the Borrower and the Guarantor of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower and the Guarantor (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower, the Guarantor and the Borrower's Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrower to conduct its business without Material Adverse Effect.


                         ARTICLE IV

                Conditions to Effectiveness

          SECTION 4.01.  Conditions to Initial Credit Event.
 Subject to satisfaction of the conditions to each Credit
Event required by Section 6.01, the Borrower may not borrow
Loans hereunder until the first date upon which the following conditions have been satisfied:

          (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature of this Agreement) that such party has signed a counterpart to this Agreement.

          (b) The Administrative Agent and the Documentary Agent shall have received, on behalf of themselves and the Lenders, a favorable written opinion of (i) Counsel to the Borrower, substantially to the effect set forth in Exhibit D, and (ii) Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., counsel for the Borrower, substantially to the effect set forth in Exhibit E, in each case (A) dated the Effective Date, (B) addressed to the Agents and the Lenders, and (C) covering such other matters relating to the Spin-Off, the Loan Documents and the transactions contemplated thereby as the Administrative Agent and the Documentary Agent shall reasonably request, and the Borrower hereby instructs such counsel to deliver such opinions.

          (c) All legal matters incident to this Agreement, the borrowings and extensions of credit hereunder, the other Loan Documents or the Spin-Off shall be satisfactory to the Lenders and to Cravath, Swaine & Moore, special counsel for the Agents.

          (d) The Administrative Agent and the Documentary Agent shall have received (i) a copy of the certificate of incorporation, including all amendments thereto, of the Borrower, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of the Borrower as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of the Borrower dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the By-laws of the Borrower as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Loan Documents to which the Borrower is a party and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation and By-laws of the Borrower have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above or the date of the certificate furnished pursuant to clause (ii) above, as applicable, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of the Borrower; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Lenders or Cravath, Swaine & Moore, special counsel for the Agents, may reasonably request.

          (e) The Administrative Agent and the Documentary Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (i) and (iii) of Section 6.01.

          (f) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

          (g) (i) All actions related to the Spin-Off shall have been completed on a generally tax-free basis with respect to the Borrower (subject to exceptions approved by the Administrative Agent), including arrangements in connection with the Spin-Off with respect to existing indebtedness of FTX and FRP, all on terms substantially the same as those described in the Form S-1 filed with the SEC in connection with the Spin-Off or otherwise satisfactory to the Lenders (including all tax, accounting, corporate and partnership matters) and all in accordance with applicable law and documentation reasonably satisfactory to the Lenders; and (ii) the Lenders shall be satisfied with the capitalization and structure of the Borrower after the consummation of the Spin-Off.

          (h) After giving effect to the Spin-Off and the other transactions contemplated hereby, the Borrower and its Restricted Subsidiaries shall have outstanding no Debt or preferred stock other than (i) the Loans and other extensions of credit under this Agreement and (ii) the Debt permitted under Section 5.02(g); provided, however, that such Debt that shall remain outstanding after the Effective Date pursuant to the terms of Section 5.02(g) shall be satisfactory in all respects to the Lenders (including, but not limited to, terms and conditions relating to the interest rates, fees, amortization, maturity, subordination, covenants, events of default and remedies).

          (i) The Borrower shall have delivered to each Lender a reserve report, in a form satisfactory to the Administrative Agent, the Co-Agent and the Lenders, on the sulphur properties of the Borrower and its Restricted
Subsidiaries.

          (j)  The Lenders shall have received (i) an
unaudited pro forma consolidated statement of operations of the Borrower for the 1996 fiscal year, (ii) an unaudited pro forma consolidated balance sheet and related statement of operations of the Borrower for the six-month period ended June 30, 1997 and (iii) other financial information, including projections, all in form and substance satisfactory to the Administrative Agent. Such financial statements and other financial information provided to the Lenders by the Borrower shall not be materially inconsistent with such financial statements or other financial information previously provided to the Lenders.

          (k)  There shall be no litigation or
administrative proceedings or other legal or regulatory developments, actual or threatened, that, in the reasonable judgment of the Lenders, involve a reasonable possibility of a Material Adverse Effect or which would be materially inconsistent with the assumptions underlying the projections contained in the Confidential Information Memorandum.

          (l)  The Lenders shall be satisfied that the
consummation of the transactions contemplated by this Agreement and the Spin-Off will not (i) violate any applicable law, statute, rule or regulation (including, but not limited to, ERISA, margin regulations and Environmental
Laws) or (ii) conflict with, or result in a default or event of default under (x) any indenture relating to any existing indebtedness of the Borrower or any of its Restricted Subsidiaries that is not being repaid, repurchased or redeemed in full on or prior to the Effective Date in connection with the Spin-Off or (y) any other material agreement of the Borrower or any of its Restricted Subsidiaries, and the Administrative Agent shall have received one or more legal opinions to such effect satisfactory to the Administrative Agent, from counsel to the Borrower satisfactory to the Administrative Agent.

          (m) The Lenders shall be reasonably satisfied as to the amount and nature of any environmental and employee health and safety exposures to which the Borrower and its Restricted Subsidiaries may be subject, and the plans of the Borrower with respect thereto.

          (n)  The Borrower and each of its Restricted
Subsidiary shall have in place insurance with reputable insurance companies or associations (or, to the extent consistent with prudent business practice, through its own program of self-insurance) in such amounts and covering such risks as is usually carried by companies in similar businesses and owning similar properties in the same general areas in which the Borrower or such Restricted Subsidiary operates.

          (o) There shall have been no material adverse change in the business, assets, operations, properties, financial condition, contingent liabilities, prospects or material agreements of the Borrower and its Restricted
Subsidiaries, taken as a whole, since August 26, 1997.

          (p) The Lenders shall be reasonably satisfied in all respects with the tax position and the contingent tax and other liabilities of the Borrower and its Restricted
Subsidiaries and the plans of the Borrower with respect thereto.

          (q)  All requisite material Governmental
Authorities and Third Parties shall have approved of or consented to the Spin-Off and the other transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Spin-Off or the other transactions contemplated hereby.

          (r) The Lenders shall have received a copy, in a form satisfactory to the Administrative Agent, of the Agreement for Sulphur Supply dated as of July 1, 1993, between FRP, IMC Fertilizer, Inc. and IMC-Agrico Company, as such agreement shall be amended in connection with the Spin-Off (the "Sulphur Supply Agreement").

          (s) The Borrower shall have delivered to each Lender a calculation of its Leverage Ratio and EBITDA Ratio as of the fiscal quarter ended September 30, 1997.

          SECTION 4.02.  Conditions to Amendment and
Restatement. This amendment and restatement of the terms and provisions of the Original Credit Agreement shall become effective on the first date upon which the following conditions have been satisfied; provided that unless and until this Agreement becomes effective, the Original Credit Agreement shall continue in effect on the terms thereof on the date hereof:

          (a) The Administrative Agent (or its counsel) shall have received from each party hereto, including the Guarantor, either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature of this Agreement) that such party has signed a counterpart to this Agreement.

          (b) The Administrative Agent and the Documentary Agent shall have received, on behalf of themselves and the Lenders, a favorable written opinion of (i) the General Counsel of the Guarantor, in a form agreed upon by the Borrower, the Guarantor and the Lenders, and (ii) Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., counsel for the Guarantor, in a form agreed upon by the Borrower, the Guarantor and the Lenders, in each case (A) dated the Restatement Date, (B) addressed to the Agents and the Lenders, and (C) covering such other matters relating to the Loan Documents, the Mergers and the transactions contemplated thereby as the Administrative Agent and the Documentary Agent shall reasonably request, and the Guarantor hereby instructs such counsel to deliver such opinions.

          (c) All legal matters incident to this Agreement, the borrowings and extensions of credit hereunder or the other Loan Documents shall be satisfactory to the Lenders and to Cravath, Swaine & Moore, special counsel for the Agents.

          (d) The Administrative Agent and the Documentary Agent shall have received (i) a copy of the articles of organization, including all amendments thereto, of the Borrower and the certificate of incorporation, including all amendments thereto, of the Guarantor, each certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of the Borrower and the Guarantor as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each of the Borrower and the Guarantor dated the Restatement Date and certifying (A) in the case of the Guarantor, that attached thereto is a true and complete copy of the by-laws of the Guarantor as in effect on the Restatement Date and at all times since a date prior to the date of the resolutions described in clause (B) below and, in the case of the Borrower, that attached thereto is a true and complete copy of the operating agreement of the Borrower as in effect on the Restatement Date and at all times since a date prior to the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Guarantor, individually and in its capacity as the sole member of the Borrower, authorizing
(i) the FSC Merger and (ii) the execution, delivery and performance of the Loan Documents to which the Borrower or the Guarantor is a party and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that neither the certificate of incorporation and By-laws of the Guarantor nor the articles of organization and the operating agreement of the Borrower have been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above or the date of the certificate furnished pursuant to clause (ii) above, as applicable, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of the Borrower and the Guarantor; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and
(iv) such other documents as the Lenders or Cravath, Swaine & Moore, special counsel for the Agents, may reasonably request.

          (e)  The Administrative Agent and the Documentary
Agent shall have received a certificate, dated the Restatement Date and signed by a Financial Officer of the Guarantor, confirming compliance with the conditions precedent set forth in paragraphs (i) and (iii) of Section
6.01.

          (f) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Restatement Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

          (g) After giving effect to the Mergers and the other transactions contemplated hereby, the Guarantor, the Borrower and the Restricted Subsidiaries shall have outstanding no Debt or preferred stock other than (i) the Loans and other extensions of credit under this Agreement and (ii) the Debt permitted under Section 5.02(g); provided, however, that such Debt that shall remain outstanding after the Restatement Date pursuant to the terms of
Section 5.02(g) shall be satisfactory in all respects to the Lenders (including, but not limited to, terms and conditions relating to the interest rates, fees, amortization, maturity, subordination, covenants, events of default and remedies).

          (h) The Lenders shall have received an unaudited pro forma condensed consolidated balance sheet and statement of operations of the Guarantor as of and for the portion of the fiscal year ended June 30, 1998. Such financial statements and other financial information provided to the Lenders by the Guarantor shall not be materially inconsistent with such financial statements or other financial information previously provided to the Lenders.

          (i)  There shall be no litigation or
administrative proceedings or other legal or regulatory developments, actual or threatened, that, in the reasonable judgment of the Lenders, involve a reasonable possibility of a Material Adverse Effect.

          (j)  The Lenders shall be satisfied that the
consummation of the Mergers and the other transactions contemplated by this Agreement will not (i) violate any applicable law, statute, rule or regulation (including, but not limited to, ERISA, margin regulations and Environmental
Laws) or (ii) conflict with, or result in a default or event of default under (x) any indenture relating to any existing indebtedness of the Guarantor, the Borrower or any of the Restricted Subsidiaries that is not being repaid, repurchased or redeemed in full on or prior to the date hereof or (y) any other material agreement of the Guarantor, the Borrower or any of the Restricted Subsidiaries.

          (k) The Lenders shall be reasonably satisfied as to the amount and nature of any environmental and employee health and safety exposures to which the Guarantor and the Restricted Subsidiaries (other than the Borrower and its Subsidiaries) may be subject, and the plans of the Guarantor with respect thereto.

          (l) The Guarantor shall have in place insurance with reputable insurance companies or associations (or, to the extent consistent with prudent business practice, through its own program of self-insurance) in such amounts and covering such risks as is usually carried by companies in similar businesses and owning similar properties in the same general areas in which the Guarantor operates.

          (m) There shall have been no material adverse change in the business, assets, operations, properties, financial condition, contingent liabilities, prospects or material agreements of the Borrower and the Restricted
Subsidiaries, taken as a whole, since December 31, 1997 or the Guarantor since July 30, 1998.

          (n) The Lenders shall be reasonably satisfied in all respects with the tax position and the contingent tax and other liabilities of the Guarantor, the Borrower and the Restricted Subsidiaries and the plans of the Guarantor and the Borrower with respect thereto.

          (o)  All requisite material Governmental
Authorities and Third Parties shall have approved of or consented to the transactions contemplated hereby and the Mergers to the extent required, all applicable appeal periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Mergers or the other transactions contemplated hereby.

          (p)  Each of the Mergers shall have been
consummated, or shall be consummated simultaneously with the effectiveness of this agreement, in accordance with applicable law and on terms and conditions reasonably satisfactory to the Lenders. After giving effect to the consummation of the Mergers, the Lenders shall be reasonably satisfied with the capitalization and organizational structure of the Borrower and the Guarantor.


                         ARTICLE V

                         Covenants

          SECTION 5.01.  Affirmative Covenants of the
Borrower and the Guarantor. Each of the Borrower and the Guarantor covenants and agrees with each Lender and Agent that from and after the Effective Date, in the case of the Borrower, and from and after the Restatement Date, in the case of the Guarantor, and so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, that, unless the Required Lenders otherwise provide prior written consent:

          (a)  Financial Statements, etc.  (i)  The
Guarantor shall furnish each Lender:

          (1) within 95 days after the end of each fiscal year, an audited consolidated balance sheet of the Guarantor and its Subsidiaries (including the Borrower and its Subsidiaries) as at the close of such fiscal year and consolidated statements of operations, stockholders' equity and cash flows of it and its Subsidiaries (including the Borrower and its Subsidiaries) for such year (and a separate unaudited consolidated balance sheet and statements of operations, stockholder's equity and cash flows of the Guarantor and its Subsidiaries as at the close of and for such fiscal year excluding the effects of the Nonrestricted Subsidiaries), each certified by a Financial Officer of the Guarantor on a consolidated basis in accordance with GAAP consistently applied, except as disclosed in such auditor's report;

          (2) within 50 days after the end of each of the first three quarters of each of its fiscal years, an unaudited consolidated balance sheet of the Guarantor and its Subsidiaries (including the Borrower and its Subsidiaries) as at the end of such quarter, the related consolidated statement of operations for such quarter and the related consolidated statements of operations and cash flows for the period from the beginning of the fiscal year to the end of such quarter (and a separate unaudited consolidated balance sheet as at the end of such quarter, a statement of operations for such quarter and statements of operations and cash flows for the period from the beginning of such fiscal year to the end of such quarter of the Guarantor and its Subsidiaries excluding the effects of the Nonrestricted Subsidiaries), each certified by a Financial Officer of the Guarantor as fairly presenting the financial condition and results of operations of the Guarantor on a consolidated basis in accordance with GAAP consistently applied;

          (3) promptly after their becoming available,
     (a) copies of all financial statements, reports and proxy statements which the Guarantor shall have sent to its stockholders generally, (b) copies of all registration statements (excluding registration statements relating to employee benefit plans) and regular and periodic reports, if any, which it shall have filed with the SEC, or any governmental agency substituted therefor, and (c) if requested by any Lender, copies of each annual report filed with any Governmental Authority pursuant to ERISA with respect to each Plan of the Guarantor or any of the Restricted Subsidiaries (other than the Borrower and its Subsidiaries);

          (4) promptly upon the occurrence of any Default or Event of Default, the occurrence of any default under any other Loan Document, the commencement of any proceeding regarding the Guarantor or any of the Restricted Subsidiaries (including the Borrower and its Subsidiaries) under any Federal or state bankruptcy law, any other development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect, notice thereof, describing the same in reasonable detail;

          (5) at the time of provision of the financial statements referred to in clauses (1) and (2) above, an update of Schedule III to correct, add or delete any required information; and

          (6) from time to time, such further information regarding the business, affairs and financial condition of the Guarantor or any of the Restricted Subsidiaries (other than the Borrower and any of its Subsidiaries) as any Lender may reasonably request.

At the time the Guarantor furnishes financial statements pursuant to the foregoing clauses (1) and (2), it also will furnish each Lender a certificate signed by its Treasurer or other authorized Financial Officer setting forth the calculation of: (a) its Leverage Ratio as determined in accordance with Section 5.02(e) and (b) its EBITDA Ratio as determined in accordance with Section 5.02(f); provided, however, that, with respect to data included in such calculations related to the period prior to the consummation of the Spin-Off and the Mergers, such data shall be determined on a pro forma basis, and it will furnish a certificate signed by its Treasurer or other authorized Financial Officer certifying that no Default or Event of Default has occurred, or if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto.

          (ii) The Borrower shall furnish each Lender:

          (1) within 95 days after the end of each fiscal year, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the close of such fiscal year and consolidated statements of operation and changes in retained earnings and cash flow of it and its Subsidiaries for such year, certified by a Financial Officer of the Borrower, as fairly presenting the financial condition and results of operations of the Borrower on a consolidated basis in accordance with GAAP consistently applied;

          (2) within 50 days after the end of each of the first three quarters of each of its fiscal years, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter and consolidated statements of income of the Borrower and its Subsidiaries, for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, certified by a Financial Officer of the Borrower as fairly presenting the financial condition and results of operations of the Borrower on a consolidated basis in accordance with GAAP consistently applied;

          (3) promptly after their becoming available,
     (a) copies of all financial statements, reports and proxy statements which the Borrower shall have sent to its stockholders generally, (b) copies of all registration statements (excluding registration statements relating to employee benefit plans) and regular and periodic reports, if any, which it shall have filed with the SEC, or any governmental agency substituted therefor, and (c) if requested by any Lender, copies of each annual report filed with any Governmental Authority pursuant to ERISA with respect to each Plan of the Borrower or any of its Subsidiaries;

          (4) on or prior to April 1 of each year, commencing with the April 1 immediately following the Effective Date, the Borrower shall provide to each Lender (i) an update with respect to the sulphur reserves of the Borrower and the Restricted
     Subsidiaries and (ii) projections for the Borrower's business operations, in each case in a form satisfactory to the Administrative Agent;

          (5) promptly upon the occurrence of any Default or Event of Default, the occurrence of any default under any other Loan Document, the commencement of any proceeding regarding the Borrower or any of its Subsidiaries under any Federal or state bankruptcy law, any other development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect, notice thereof, describing the same in reasonable detail;

          (6) at the time of provision of the financial statements referred to in clauses (1) and (2) above, an update of Schedule III to correct, add or delete any required information; and

          (7) from time to time, such further information regarding the business, affairs and financial condition of the Borrower or any of its Subsidiaries as any Lender may reasonably request.

          (b) Obligations, Taxes and Claims. Each of the Borrower and the Guarantor shall, and shall cause each of the Restricted Subsidiaries to, pay its material obligations promptly and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, prior to the date on which material penalties attach thereto, as well as all lawful claims for labor, materials and supplies or otherwise that, with respect to any of the foregoing, if unpaid, could reasonably be expected to give rise to a Lien upon such properties or any part thereof which is not permitted by Section 5.02(d); provided that neither the Borrower, the Guarantor nor any of the Restricted Subsidiaries shall be required to pay or discharge any such obligation, tax, assessment, charge, levy or claim, the payment of which is being contested in good faith by proper proceedings and with respect to which the Borrower, the Guarantor or such Restricted Subsidiary shall have, to the extent required by GAAP, set aside on its books adequate reserves and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of such Lien and, in the case of a mortgaged property, there is no risk of forfeiture of such property.

          (c)  Maintenance of Existence; Conduct of
Business. Each of the Borrower and the Guarantor shall preserve and maintain its corporate existence and all its rights, privileges and franchises necessary or desirable in the normal conduct of its business; provided that nothing herein shall prevent any transaction permitted by Section
5.02(c).

          (d) Compliance with Applicable Laws. Each of the Borrower and the Guarantor shall, and shall cause each of the Restricted Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, a breach of which would materially and adversely affect its consolidated financial condition or business, except where contested in good faith and by proper proceedings and with respect to which the Borrower, the Guarantor or such Restricted Subsidiary shall have, to the extent required by GAAP, set aside on its books adequate reserves.

          (e) Litigation. Each of the Borrower and the Guarantor shall promptly give to each Lender notice in writing of all litigation and all proceedings before any Governmental Authority or arbitration authorities affecting the Borrower, the Guarantor or any of the Restricted Subsidiaries, except those which, if adversely determined, do not relate to the Loan Documents and which would not have a material adverse effect on the business, assets, operations or financial condition of the Borrower or the Guarantor or the Borrower's or the Guarantor's ability to comply with its obligations under the Loan Documents.

          (f)  ERISA.  Each of the Borrower and the
Guarantor shall, and shall cause each of its ERISA Affiliates to, comply in all material respects with the applicable provisions of ERISA and the Code and furnish to the Administrative Agent as soon as possible, and in any event within 30 days after any Responsible Officer of the Borrower or the Guarantor or any ERISA Affiliate, as applicable, knows or has reason to know that any ERISA Event has occurred that alone or together with any other ERISA Event could reasonably be expected to result in liability of the Borrower or the Guarantor in an aggregate amount exceeding $25,000,000 or requires payment exceeding $10,000,000 in any year, a statement of a Financial Officer of the Borrower or the Guarantor, as applicable, setting forth details as to such ERISA Event and the action that the Borrower or the Guarantor, as applicable, proposes to take with respect thereto.

          (g) Compliance with Environmental Laws. Each of the Borrower and the Guarantor shall comply, and the Borrower shall cause each of its Subsidiaries and all lessees and other Persons occupying the Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action in accordance with Environmental Laws; provided, however, that neither the Borrower, the Guarantor nor any of the Borrower's Subsidiaries shall be required to undertake any Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

          (h) Preparation of Environmental Reports. If a default caused by reason of a breach of Section 3.01(n) or 5.01(g) shall have occurred and be continuing, at the request of the Required Lenders through the Administrative Agent, the Borrower or the Guarantor, as applicable, shall provide to the Lenders within 45 days after such request, at the expense of the Borrower or the Guarantor, as applicable, an environmental site assessment report for the Properties (which are the subject of such default) prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action in connection with such Properties.

          (i) Insurance. Each of the Borrower and the Guarantor shall, and the Guarantor shall cause each of the Restricted Subsidiaries to, (i) keep its insurable properties adequately insured at all times; (ii) maintain such other insurance, to such extent and against such risks, including fire, flood and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses; (iii) maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it in such amount as it shall reasonably deem necessary; and (iv) maintain such other insurance as may be required by law.

          (j)  Access to Premises and Records.  Each of the
Borrower and the Guarantor shall, and the Borrower shall cause each of its Subsidiaries to, maintain financial records in accordance with GAAP, and, at all reasonable times and as often as any Lender may reasonably request, permit representatives of any Lender to have access to its financial records and its premises and to the records and premises of any of the Borrower's Subsidiaries and to make such excerpts from and copies of such records as such representatives deem necessary and to discuss its affairs, finances and accounts with its officers and its independent certified public accountants or other parties preparing consolidated or consolidating statements for it or on its behalf.

          (k)  Maintenance of Property.  Each of the
Borrower and the Guarantor shall, and the Guarantor shall cause each of the Restricted Subsidiaries to, keep and maintain all property material to the conduct of the business of the Guarantor or the Borrower and the Restricted Subsidiaries, taken as a whole, in good working order and condition, ordinary wear and tear excepted.

          (l) Further Assurances. Each of the Borrower and the Guarantor shall, and the Guarantor shall cause each of its Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all further actions, which may be required under applicable law, or which the Required Lenders, the Administrative Agent or the Documentary Agent may reasonably request, in order to effectuate the transactions contemplated by this Agreement and the other Loan Documents.

          (m) Guarantor. The Guarantor shall limit its activities to the ownership of all the outstanding shares of capital stock of the Borrower, MOXY and any other Subsidiaries. The Guarantor shall not own or acquire any assets (other than shares of capital stock of the Borrower, MOXY and any other Subsidiaries, cash and Permitted Investments) or incur any liabilities (other than liabilities under or permitted by the Loan Documents, liabilities imposed by law (including tax liabilities) and other liabilities incidental to its existence and permitted business and activities). The Guarantor shall not permit the Borrower to maintain a board of directors during the term of this Agreement.


          SECTION 5.02. Negative Covenants of the Borrower and the Guarantor. Each of the Borrower and the Guarantor covenants and agrees with each Lender and Agent that, from and after the Effective Date, in the case of the Borrower, and from and after the Restatement Date, in the case of the Guarantor, and so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document have been paid in full, without the prior written consent of the Required Lenders:

          (a) Conflicting Agreements. Neither the Borrower nor the Guarantor shall, and the Guarantor shall cause the Restricted Subsidiaries not to, enter into any agreement with any Person containing any provision which (i) would be violated or breached by the performance of its obligations under any Loan Document or under any instrument or document delivered or to be delivered by it hereunder or thereunder or in connection herewith or therewith, (ii) would prohibit or restrict the Borrower or any of the Restricted Subsidiaries in the payment of dividends or other distributions or (iii) would prohibit or restrict the ability of the Borrower or any of the Restricted Subsidiaries to create Liens on any of their assets (other than assets which are subject to Liens permitted pursuant to paragraphs (ii), (iii), (iv) and (v) of Section 5.02(d) and extensions and renewals and replacements thereof to the extent permitted pursuant to Section 5.02(d)(vii).

          (b)  Hedge Transactions.  The Borrower, the
Guarantor and the Restricted Subsidiaries shall enter into or become obligated with respect to Hedge Agreements only in the ordinary course of business to hedge or protect against actual or reasonably anticipated exposures and not for speculation.

          (c)  Consolidation or Merger; Disposition of
Assets and Capital Stock. Neither the Borrower nor the Guarantor shall, and the Guarantor shall not permit any Restricted Subsidiary to, merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in one transaction or a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or any capital stock or other ownership interests of the Borrower or any Restricted Subsidiary, except for (i) dispositions of accounts receivable and dispositions of inventory in the ordinary course of business, (ii) dispositions of obsolete or worn-out property, or real estate not used or useful in its business, (iii) subject to Sections 5.02(l) and (m), dispositions of assets by the Borrower, the Guarantor or a Restricted Subsidiary to another Restricted Subsidiary, the Borrower or the Guarantor, (iv) subject to Section 5.02(j), dispositions of assets by the Borrower, the Guarantor or a Restricted Subsidiary to a Third Party, (v) to the extent permitted by Section 5.02(n), the payment of Equity Payments by the Borrower, the Guarantor or any Restricted Subsidiary,
(iv) subject to Section 2.07(b), sale and leaseback transactions and (vii) investments in Permitted Investments and dispositions thereof; and except that:

          (A) the Borrower, the Guarantor or any Restricted
     Subsidiary may merge or liquidate any other Person into itself;

          (B) any Restricted Subsidiary may be merged into any other Person; provided that such other Person, immediately following such merger, shall be deemed a Restricted Subsidiary;

          (C) subject to Section 2.07(b), the Borrower or any Restricted Subsidiary may sell or otherwise dispose of (including by merger or consolidation) any assets or securities of any of their respective Subsidiaries;

          (D) FSC may merge with and into Sulphur LLC pursuant to the terms and conditions of the FSC Merger;
     and

          (E) the Guarantor may sell or otherwise dispose of (including by merger or consolidation) any assets of or any securities of any Nonrestricted Subsidiary;

provided, however, that in the case of a merger permitted by clause (A) above, immediately thereafter and giving effect thereto, the Borrower, the Guarantor or, as the case may be, a Restricted Subsidiary would be the surviving Person and, in the case of a merger permitted by clause (A) or (B) above or of any disposition of assets or securities permitted by clause (C) above, no Default or Event of Default would, immediately thereafter and giving effect thereto, have occurred and be continuing. Each sale or other disposition permitted by clause (C) above shall be permitted only if the Borrower or the Restricted Subsidiary shall receive fair consideration therefor, as determined by the Board of Directors of the Borrower or of such Restricted Subsidiary, as the case may be, and certified by its Treasurer or another of its Financial Officers to the Administrative Agent.

          (d)  Liens.  Neither the Borrower nor the
Guarantor shall, nor shall the Guarantor permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of their respective properties, revenues or assets (including stock or other securities of any Person, including any Subsidiary), now owned or hereafter acquired, except:

            (i) required margin deposits on permitted Hedge Agreements and foreign currency exchange agreements, surety and appeal bonds and materialmen's, suppliers', tax and other like Liens arising in the ordinary course of its or such Restricted Subsidiary's business securing obligations which are not overdue or are being contested in good faith by appropriate proceedings and as to which adequate reserves have been set aside on its books to the extent required by GAAP, Liens arising in connection with workers' compensation, unemployment insurance and progress payments under government contracts, and other Liens incident to the ordinary conduct of its or such Restricted Subsidiary's business or the ordinary operation of property or assets and not incurred in connection with the obtaining of any Debt or Guarantee;

           (ii) Liens on assets or properties not owned as of the Effective Date by the Borrower, the Guarantor or any Restricted Subsidiary securing only purchase money Debt of the Borrower or the Guarantor permitted by
     Section 5.02(g)(v), which Liens are limited to the specific property the purchase of which is financed by such Debt;

          (iii) Liens, existing at the time of the acquisition by the Borrower, the Guarantor or any Restricted Subsidiary of the majority of the capital stock or other ownership interests or substantially all of the assets of any other Person or existing at the time of the merger of any such other Person into the Borrower, the Guarantor or a Restricted Subsidiary, on such capital stock or other ownership interests or assets so acquired or on the assets of the Person so merged into the Borrower, the Guarantor or such Restricted Subsidiary; provided, however, that such acquisition or merger (and the discharge of such Liens referred to in the immediately succeeding proviso) shall not otherwise result in an Event of Default or Default; and provided further that all such Liens shall be discharged within 180 days after the date of the respective acquisition or merger;

           (iv) Liens (as in effect on the Effective Date) securing the Pennzoil Obligations on only the related assets purchased from Pennzoil Company in an amount not exceeding the amount of the Pennzoil Obligations;

            (v) Liens of lessors of property (in such capacity) leased by the Borrower, the Guarantor or a Restricted Subsidiary pursuant to an Operating Lease or a permitted Capitalized Lease Obligation, which Lien in any such case is limited to the property leased thereunder;

           (vi) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower, the Guarantor or any of their respective Subsidiaries;

          (vii) extensions, renewals and replacements of Liens referred to in paragraphs (i), (ii), (v), (vi) and (viii) of this Section 5.02(d); provided that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement
     Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced; and

         (viii) Liens on equity or debt investments in Third Parties owned by the Borrower, the Guarantor or a Restricted Subsidiary (which Lien in any case is limited to such pledged equity or debt investment) which secure Debt of Third Parties or other Third Party obligations (or Guarantees thereof); provided that such pledged investments were initially acquired in accordance with Section 5.02(j).

          (e) Leverage Ratio. The Guarantor shall not permit the Leverage Ratio to exceed 4.00 to 1.00.

          (f) EBITDA Ratio. The Guarantor shall not permit the EBITDA Ratio to be less than 3.00 to 1.00 at the end of any fiscal quarter.

          (g) Debt. Neither the Borrower, the Guarantor, nor any Restricted Subsidiary shall incur, create, assume or permit to exist any Debt of any of them except:

          (i) the Loans;

         (ii) Debt secured by the Liens permitted by Section
     5.02(d)(iii); provided that such Debt is discharged within 180 days of the relevant acquisition or merger;

        (iii) unsecured recourse liabilities (not in excess of the uncollectible amounts of the accounts receivable sold) arising from the sale of accounts receivable;

         (iv) unsecured loans and advances between the Restricted Subsidiaries, to any Restricted Subsidiary from the Borrower or the Guarantor, to the Borrower from any Restricted Subsidiary or the Guarantor and to the Guarantor from the Borrower or any Restricted
     Subsidiary;

          (v) purchase money Debt of the Borrower or the Guarantor secured by Liens referred to in Section 5.02(d)(ii) not in excess of the purchase price of the related asset in each individual case and not in excess of $15,000,000 principal amount for all such outstanding purchase money Debt in the aggregate;

         (vi) unsecured Debt of the Borrower or the Guarantor with a maturity less than 90 days pursuant to uncommitted lines of credit with an outstanding aggregate principal amount not at any time in excess of $10,000,000;

        (vii) additional Debt (including Guarantees of any
     Debt of a Third Party and Capitalized Lease
     Obligations) of the Borrower or the Guarantor with an outstanding aggregate principal amount not at any time in excess of $25,000,000 which shall, except for Liens of Capitalized Lease Obligations permitted by
     Section 5.02(d)(ii) or (vi), be unsecured;

       (viii) additional Debt of the Borrower or the Guarantor fully subordinated to the Loans and the other obligations of the Borrower and the Guarantor under the Loan Documents, as applicable, on terms with respect to the subordination and maturity of such additional Debt approved by the Administrative Agent; and

         (ix) Debt consisting of a pledge of investments in Nonrestricted Subsidiaries permitted by
     Section 5.02(d)(viii); provided that such Debt is recourse solely to the investment so pledged.

          (h)  Subordinated Debt Payments.  Neither the
Borrower, the Guarantor nor any of the Restricted
Subsidiaries shall, directly or indirectly, make any principal payment on, or repurchase of, any subordinated debt referred to in clause (viii) of Section 5.02(g) with proceeds of the Loans.

          (i)  Fiscal Year.  Neither the Borrower nor the
Guarantor shall change its fiscal year to end on any date other than December 31.

          (j) Investments in Nonrestricted Subsidiaries and Persons Not Subsidiaries. Neither the Guarantor, the Borrower nor any of the Restricted Subsidiaries shall make or permit to exist (x) any Guarantee by it or a Restricted Subsidiary of the Debt of any Person which is not a Restricted Subsidiary, including Nonrestricted Subsidiaries (each such Person being a "Third Party"), in excess of available amounts of Debt of the Borrower or the Guarantor permitted under Section 5.02(g)(vii), or (y) any loans or advances to, any purchase of stock, other securities or evidences of indebtedness of, or any investment (whether by transfer of assets or otherwise) or acquisition of any investment whatsoever in or any other payment for the benefit of, any Third Parties the aggregate outstanding amount of which under this clause (y) at any time exceeds by more than $50,000,000 the largest aggregate amount thereof outstanding at any time in the Borrower's preceding fiscal year; provided that, notwithstanding the provisions of clauses (x) and (y) above, (i) the Guarantor, the Borrower and the Restricted Subsidiaries may invest in Permitted Investments, which investments shall not be included in the calculation of such $50,000,000 annual limit, (ii) the Guarantor may invest the proceeds of any equity issuance by the Guarantor in any Third Party, which investments shall not be included in the calculation of such $50,000,000 annual limit and (iii) the Guarantor may invest the proceeds of any issuance of subordinated Debt permitted under
Section 5.02(g)(viii) in any Third Party so long as, immediately after giving effect to such issuance, the Leverage Ratio shall not exceed 3.00 to 1.00, which investments shall be included in the calculation of such $50,000,000 annual limit but may exceed such $50,000,000 annual limit.

          (k) Federal Reserve Regulations. Neither the Borrower nor the Guarantor shall, and the Guarantor shall cause each of the Restricted Subsidiaries not to, use the proceeds of any Loan in any manner that would result in a violation of, or be inconsistent with, the provisions of Regulations U or X. Neither the Borrower nor the Guarantor shall, and the Guarantor shall cause each of the Restricted Subsidiaries not to, take any action at any time that would
(A) result in a violation of the substitution and withdrawal requirements of said Regulations, in the event the same should become applicable to this Agreement or any Loan or
(B) cause the representation and warranty contained in
Section 3.01(h) at any time to be other than true and correct.

          (l) Borrower Transfers. Neither the Borrower nor the Guarantor shall make any contribution or transfer of any substantial portion of its assets to any Subsidiary other than a Wholly-Owned Restricted Subsidiary unless otherwise permitted under this Agreement.

          (m) Transactions with Affiliates. Other than the transactions constituting the Spin-Off and the Mergers, neither the Borrower, the Guarantor nor the Restricted Subsidiaries shall sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (other than among Wholly-Owned Restricted Subsidiaries), except that as long as no Default or Event of Default shall have occurred and be continuing, the Borrower, the Guarantor or any Restricted Subsidiary may engage in any of the foregoing transactions (i) in the case of a transaction between the Borrower, the Guarantor or a Restricted Subsidiary and a non-Wholly-Owned Restricted Subsidiary, if the Borrower, the Guarantor or such Restricted Subsidiary, as the case may be, has determined that such transaction is in the best interests of the Borrower, the Guarantor or such Restricted Subsidiary, as the case may be, and (ii) in the case of any other transaction between the Borrower, the Guarantor or a Restricted Subsidiary and an Affiliate which is not a Restricted Subsidiary, at prices and on terms and conditions not less favorable to the Guarantor, the Borrower or such Restricted Subsidiary, as the case may be, than could be obtained on an arm's-length basis from unrelated third parties. Notwithstanding the foregoing, (x) the Borrower, the Guarantor or a Restricted Subsidiary may engage in the foregoing transactions with a Wholly-Owned Restricted Subsidiary and (y) a Wholly Owned Restricted Subsidiary may engage in the foregoing transactions with another Wholly-Owned Restricted Subsidiary.

          (n) Equity Payments. Neither the Borrower nor the Guarantor shall make an Equity Payment if there is then continuing any Default or Event of Default (or a Default or Event of Default would result therefrom or exist after giving effect thereto); provided, however, that no such Equity Payment by the Guarantor shall be made to the extent that, after giving effect thereto, consolidated stockholders' equity of the Guarantor (adjusted to exclude the effect of extraordinary and unusual noncash items and the Nonrestricted Subsidiaries) is less than $60,000,000.

          (o)  Scope of Borrower's and the Guarantor's
Business. As of the Effective Date, the Borrower and its Restricted Subsidiaries (i) produce, purchase, process, transport and sell elemental sulphur; (ii) produce and process oil and gas and sell oil; and (iii) through a joint venture, purchase, transport and sell sulphuric acid. The Borrower, the Guarantor or the Restricted Subsidiaries may expand its business into new areas associated with oil, gas, sulphur, sulphuric acid and other related products, including, without limitation, designing, building, owning and operating sulphuric acid plants and sulphur recovery units. The Borrower, the Guarantor and the Restricted Subsidiaries shall not materially expand the nature of their businesses from that described above.


                         ARTICLE VI

                Conditions to Credit Events

          SECTION 6.01.  Conditions Precedent to Each Credit
Event. Each Credit Event shall be subject to the following conditions precedent:

          (i) the representations and warranties on the part of the Borrower and the Guarantor contained in the Loan Documents shall be true and correct in all material respects at and as of the date of such Credit Event as though made on and as of such date;

         (ii) the Administrative Agent shall have received a notice of such borrowing as required by Section 2.03;

        (iii) no Event of Default shall have occurred and be continuing on the date of such Credit Event or would result after giving effect to such Credit Event;

         (iv) the Loans to be made by the Lenders on such date, and the use of the proceeds thereof and the security arrangements contemplated hereby shall not result in a violation of Regulation U or Regulation X, as in effect on the date of such borrowing. If required by Regulation U as a result of such use of proceeds, the Borrower shall have delivered to the Lenders a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U;

          (v) there shall have been no amendments to the articles of organization or operating agreement of the Borrower or the certificate of incorporation or by-laws of the Guarantor since the date of the Certificates furnished by the Borrower and the Guarantor on the Restatement Date, other than amendments, if any, copies of which have been furnished to the Administrative Agent; and

         (vi) there shall be no proceeding for the dissolution or liquidation of the Borrower or the Guarantor or any proceeding to revoke (x) the articles of organization of the Borrower or its limited liability existence or (y) the certificate of incorporation of the Guarantor or its corporate existence, as applicable, which is pending or, to the knowledge of the Borrower or the Guarantor, threatened against or affecting either of them.

          SECTION 6.02. Representations and Warranties with Respect to Credit Events. Each Credit Event shall be deemed a representation and warranty by the Borrower that the conditions precedent to such Credit Event, unless otherwise waived in accordance herewith, shall have been satisfied.


                        ARTICLE VII

                     Events of Default

     SECTION 7.01. Events of Default. If any of the following acts or occurrences (an "Event of Default") shall occur and be continuing:

          (a) default for three or more days in the payment when due of any principal of any Loan;

          (b) default for five or more days in the payment when due of any interest on any Loan, or of any other amount payable under the Loan Documents;

          (c) any representation or warranty made or deemed made in or in connection with any Loan Document or in any certificate, letter or other writing or instrument furnished or delivered to the Lenders or the Agents pursuant to any Loan Document shall prove to have been incorrect in any material respect when made or effective or reaffirmed and repeated, as the case may be;

          (d) default by the Borrower or the Guarantor in the due observance or performance of any covenant, condition or agreement in Section 5.01(a)(i)(5) or 5.01(a)(ii)(4), respectively, with respect to notices of Defaults or Events of Default, or Section 5.01(c) or 5.01(k), other than the covenant to preserve and maintain all of the Borrower's and the Guarantor's rights, privileges and franchises desirable in the normal conduct of their respective businesses;

          (e) default by the Borrower, the Guarantor or any Restricted Subsidiary in the due observance or performance of any covenant, condition or agreement in
     Section 5.02 other than Section 5.02(i);

          (f) default by the Borrower, the Guarantor or any Restricted Subsidiary in the due observance or performance of any other covenant, condition or agreement in the Loan Documents which shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender;

          (g) either the Borrower, the Guarantor or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (h) below, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower, the Guarantor or such Restricted Subsidiary or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors,
     (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or
     (vii) take any action for the purpose of effecting any of the foregoing;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower, the Guarantor or any Restricted Subsidiary, or of a substantial part of the property or assets of the Borrower, the Guarantor or any Restricted Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower, the Guarantor or any Restricted Subsidiary or for a substantial part of the property of the Borrower, the Guarantor or any Restricted Subsidiary or (iii) the winding-up or liquidation of the Borrower, the Guarantor or any Restricted Subsidiary; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 30 days;

          (i) default shall be made with respect to (x) the Pennzoil Obligations or (y) Hedge Agreements or (z) any Debt of the Borrower, the Guarantor or any Restricted Subsidiary if the effect of any such default shall be to accelerate, or to permit the holder or obligee of any such obligations or Debt (or any trustee on behalf of such holder or obligee) to accelerate (with or without notice or lapse of time or both), the maturity of such Debt, the payment of any net termination value in respect of Hedge Agreements and/or the payment of the Pennzoil Obligations, as applicable, in an aggregate amount in excess of $10,000,000; or any payment, regardless of amount, of (A) net termination value on any such obligation in respect of Hedge Agreements, (B) any deferred purchase amount on the Pennzoil Obligations and/or (C) any Debt of the Borrower, the Guarantor or a Restricted Subsidiary, as applicable, in an aggregate principal amount (or in the case of a Hedge Agreement, net termination value) in excess of $10,000,000, shall not be paid when due, whether at maturity, by acceleration or otherwise (after giving effect to any period of grace specified in the instrument evidencing or governing such Debt or other obligation);

          (j) an ERISA Event shall have occurred with respect to any Plan or Multi-Employer Plan that, when taken together with all other ERISA Events, reasonably could be expected to result in liability of the Borrower, the Guarantor and/or any Restricted Subsidiary and the Borrower's or the Guarantor's ERISA Affiliates in an aggregate amount exceeding $25,000,000 or requires payments exceeding $10,000,000 in any year;

          (k) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered by a court or other tribunal against the Borrower, the Guarantor or any Restricted Subsidiary and shall remain undischarged for a period of 45 consecutive days during which execution of such judgment shall not have been effectively stayed; or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower, the Guarantor or any Restricted Subsidiary to enforce any such judgment;

          (l) there shall have occurred a Change in Control;
     or

          (m) the termination of, or a material adverse change (in the Agent's reasonable judgment) in the terms of, the Sulphur Supply Agreement.

then, and in any such event (other than an event with respect to the Borrower or the Guarantor described in clause
(g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by written, telecopied, telex or telegraphic notice to the Borrower and the Guarantor, take one or more of the following actions at the same or different times: (i) declare the Total Commitment to be terminated, whereupon the Total Commitment shall forthwith terminate or (ii) declare the Loans and all other sums then owing by the Borrower under the Loan Documents to be forthwith due and payable, whereupon all the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become and be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding; provided, however, that upon the occurrence of any event described in clause (g) or (h) of this Section 7.01 as to which the Borrower or the Guarantor is the entity involved, the Commitments will forthwith terminate and all sums then owing by the Borrower to the Lenders on the Loans or otherwise hereunder shall, without any declaration or other action by any Lender or Agent hereunder, be immediately due and payable and the Total Commitment hereunder shall be immediately terminated without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding. Promptly following the making of any such declaration, the Administrative Agent shall give notice thereof to the Borrower and the Guarantor but failure to do so shall not impair the effect of such declaration.


                        ARTICLE VIII

                         The Agents

          (a) For convenience of administration and to expedite the transactions contemplated by this Agreement, Chase is hereby appointed as Administrative Agent and Documentary Agent and Hibernia is appointed Co-Agent for the Lenders under this Agreement. None of the Agents or Co-Agent shall have any duties or responsibilities with respect hereto except those expressly set forth herein or in the other Loan Documents. Each Lender and its successors and permitted assigns hereby irrevocably appoints and expressly authorizes the Agents, without hereby limiting any implied authority, to take such action as the Agents may deem appropriate on its behalf and to exercise such powers under this Agreement as are specifically delegated to such Person by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of the Lenders to the Borrower and the Guarantor of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder or as directed by the Required Lenders; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower or the Guarantor pursuant to this Agreement as received by the Administrative Agent. The Co-Agent is hereby expressly authorized to assist the Administrative Agent as requested by the Administrative Agent.

          (b) None of the Agents or any of their respective directors, officers, agents or employees shall be liable as such for any action taken or omitted to be taken by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower, the Guarantor or any other party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and each successor or permitted assign. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons. None of the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrower, the Guarantor or any other party on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender, the Borrower, the Guarantor or any other party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith.
 Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel. The Lenders hereby acknowledge that none of the Agents shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

          (c) To the extent that any Agent shall not be reimbursed by the Borrower for any costs, liabilities or expenses incurred in such capacity, each Lender agrees (i) to reimburse the Agents, on demand (in the amount of its Applicable Percentage hereunder) of any expenses incurred for the benefit of the Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders and (ii) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such Applicable Percentage, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document; provided, however, that no Lender shall be liable to an Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of such Agent or of its directors, officers, employees or agents.

          (d)  With respect to the Loans made by it
hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other
Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower, the Guarantor or any of their respective Subsidiaries or other Affiliates as if it were not an Agent.

          (e) Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by giving written notice thereof to the Lenders, the Borrower and the Guarantor. Upon any such resignation, the Required Lenders shall have the right to appoint, and the Borrower shall have the right to approve (such approval not to be unreasonably withheld or delayed) a successor Administrative Agent or Documentary Agent, as the case may be. If no successor Agent or Documentary Agent, as the case may be, shall have been so appointed and approved and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Person may, on behalf of the Lenders, appoint a successor Administrative Agent or Documentary Agent, as the case may be, which shall be a Lender with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such Lender. Upon the acceptance of any appointment as Administrative Agent or Documentary Agent hereunder by a successor Administrative Agent or Documentary Agent, as the case may be, such successor Administrative Agent or Documentary Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall from and after such date be discharged from its duties and obligations hereunder. After any such retiring Agent's resignation hereunder as Administrative Agent or Documentary Agent, as applicable, the provisions of this Article VIII and Section 10.04 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as the Administrative Agent or Documentary Agent, as applicable.

          (f)  The Administrative Agent and the Documentary
Agent shall be responsible for supervising the preparation, execution and delivery of this Agreement and the other agreements and instruments contemplated hereby, any amendment or modification thereto and the closing of the transactions contemplated hereby and thereby.

          (g) The obligations of the Administrative Agent and the Documentary Agent shall be separate and several and neither of them shall be responsible or liable for the acts or omissions of the other, except, to the extent that any such Agent serves in more than one agent capacity, such Agent shall be responsible for the acts and omissions relating to each such agency function.

          (h)  Each Lender acknowledges that it has,
independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.


                         ARTICLE IX

                         Guarantee

     SECTION 9.01.  Guarantee.  The Guarantor
unconditionally guarantees as a primary obligor and not merely as a surety (a) the due and punctual payment of
(i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receiver-ship or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower to the Lenders, the Agents and the Co-Agent under this Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to this Agreement and the other Loan Documents and
(c) the due and punctual payment and performance of all obligations of the Borrower, monetary or otherwise, under each Hedging Agreement entered into with any counterparty that was a Lender (or an Affiliate thereof) at the time such Hedging Agreement was entered into (all the monetary and other obligations referred to in the preceding clauses (a) through (c) being collectively called the "Obligations"). The Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

     SECTION 9.02. Obligations Not Waived. To the fullest extent permitted by applicable law, the Guarantor waives presentment to, demand of, payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of the Guarantor hereunder shall not be affected by (a) the failure of the Lenders, the Agents or the Co-Agent to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower under the provisions of this Agreement, any other Loan Document or otherwise or (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, any other Loan Document, any Guarantee or any other agreement.

     SECTION 9.03. Guarantee of Payment. The Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Lenders, the Agents or the Co-Agent to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Lenders, the Agents or the Co-Agent in favor of the Borrower or any other Person.

     SECTION 9.04. No Discharge or Diminishment of Guarantee. The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Lenders, the Agents or the Co-Agent to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or that would otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

     SECTION 9.05. Defenses of Borrower Waived. To the fullest extent permitted by applicable law, the Guarantor waives any defense based on or arising out of any defense of the Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the final and indefeasible payment in full in cash of the Obligations.
 The Lenders, the Agents and the Co-Agent may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other guarantor or exercise any other right or remedy available to them against the Borrower or any other guarantor, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, the Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against the Borrower or any other guarantor, as the case may be, or any security.

     SECTION 9.06. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Lenders, the Agents or the Co-Agent has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent, or the Documentary Agent, any of the Lenders or the Co-Agent as designated by the Administrative Agent, in cash the amount of such unpaid Obligations. Upon payment by the Guarantor of any sums to the Administrative Agent or such other party as provided above, all rights of the Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of the Borrower now or hereafter held by the Guarantor is hereby subordinated in right of payment to the prior payment in full of the Obligations. If any amount shall erroneously be paid to the Guarantor on account of
(i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Borrower, such amount shall be held in trust for the benefit of the Lenders, the Agents and the Co-Agent and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

     SECTION 9.07.  Information.  The Guarantor assumes all
responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent, the Documentary
Agent, the Lenders or the Co-Agent will have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.

     SECTION 9.08.  Termination.  The guarantee made in this
Article IX by the Guarantor (a) shall terminate when all the Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under this Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any of the Lenders, the Agents or the Co-Agent upon the bankruptcy or reorganization of the Borrower or otherwise.



                         ARTICLE X

                       Miscellaneous

          SECTION 10.01.  Notices.  Notices and other
communications provided for herein shall be in writing and shall be delivered by hand or overnight or same day courier service or mailed or sent by telex, telecopy, graphic scanning or other telegraphic communications equipment of the sending party to the appropriate party's address set forth on the signature pages hereof. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if hand delivered or delivered by any telecopy, telegraphic or telex communications equipment or three days after being sent by registered or certified mail, postage prepaid, return receipt requested, in each case addressed to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party.

          SECTION 10.02.  Survival of Agreement.  All
covenants, agreements, representations and warranties made by the Borrower and the Guarantor herein and in the certificates or other instruments prepared or delivered in connection with this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Agents and shall survive the making by the Lenders of the Loans regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan hereunder, any Commitment Fee or any other fee or amount payable under the Loan Documents is outstanding and unpaid and so long as the Commitments have not been terminated.

          SECTION 10.03.  Successors and Assigns;
Participation; Purchasing Lenders. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantor, the Lenders, the Agents and their respective successors and assigns, except that neither the Borrower nor the Guarantor may assign, delegate or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender. Any Lender may at any time pledge or assign all or any portion of its rights under this Agreement to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such Federal Reserve Bank for such Lender as a party hereto.

          (b) Any Lender may, in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in all or a portion of any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof and the Borrower, the Guarantor and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Each of the Borrower and the Guarantor agrees that if amounts outstanding under this Agreement are due and unpaid, or shall have been declared due or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in Section 2.15. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.11, 2.12, 2.13, 2.15, 2.17 and 10.05 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender; provided that no Participant shall be entitled to receive any greater payment pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant unless such participation shall have been made at a time when the circumstances giving rise to such greater payment did not exist; and provided that the voting rights of any Participant would be limited to amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or changing or extending the Commitments.

          (c) Any Lender may, in accordance with applicable law and subject to Section 10.03(h), at any time assign by novation all or any part of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) (I) to any Lender or any Affiliate thereof, without the Borrower's consent, or

(II) to one or more additional banks or financial institutions (any such entity referred to in clause (I) or (II) being a "Purchasing Lender") with the consent of the Administrative Agent and the Borrower, such consent not to be unreasonably withheld (it being understood that the Borrower may withhold its consent to a Purchasing Lender (i) which is not a commercial bank or savings and loan institution or (ii) which would, as of the effective date of such assignment, be entitled to claim compensation under
Section 2.11 which the transferor Lender would not be entitled to claim as of such date), pursuant to a Commitment Transfer Supplement in the form of Exhibit B, executed by such Purchasing Lender and such transferor Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Borrower and the Administrative Agent), and delivered for its recording in the Register to the Administrative Agent, together with the registration and processing fee required by Section 10.03(e) and an Administrative Questionnaire for the Purchasing Lender if it is not already a Lender. Assignments shall be by novation only and a proportionate interest in the Loans and Commitments to the Borrower must be assigned. Upon such execution, delivery and recording (and, if required, consent of the Borrower and the Administrative Agent), from and after the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement (which shall be at least five days after the execution and delivery thereof), (x) the Purchasing Lender thereunder shall (if not already a party hereto) be a party hereto and have the rights and obligations of a Lender hereunder with a Commitment as set forth in such Commitment Transfer Supplement, and (y) the transferor Lender thereunder shall, to the extent assigned by such Commitment Transfer Supplement, be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement (including Schedule II hereto) to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender (if not already a party hereto) and the resulting adjustment of Applicable Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement.

          (d) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the parties hereto may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the parties hereto at any reasonable time and from time to time upon reasonable prior notice.

          (e)  Upon its receipt of a Commitment Transfer
Supplement executed by a transferor Lender and a Purchasing
Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Borrower, the Guarantor and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall
(i) promptly accept such Commitment Transfer Supplement and
(ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders, the Borrower and the Guarantor.

          (f)  Subject to Section 10.15, each of the
Borrower and the Guarantor authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial and other information in such Lender's possession concerning the Borrower, the Guarantor and their respective
Affiliates which has been delivered to such Lender by or on behalf of the Borrower or the Guarantor pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower or the Guarantor in connection with such Lender's credit evaluation of the Borrower, the Guarantor and their respective Affiliates prior to becoming a party to this Agreement.

          (g)  If, pursuant to this Section 10.03, any
interest in this Agreement is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor
Lender shall immediately notify the Administrative Agent of such transfer, describing the terms thereof and indicating the identity and country of residence of each Transferee.
Such transferor Lender or Transferee shall indemnify and hold harmless the Borrower, the Guarantor and the Administrative Agent from and against any tax, interest, penalty or other expense that the Borrower and the Administrative Agent may incur as a consequence of any failure to withhold United States taxes applicable because of any transfer or participation arrangement that is not fully disclosed to them as required hereunder.

          (h) By executing and delivering a Commitment Transfer Supplement, the transferor Lender thereunder and the Purchasing Lender thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such transferor Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balance of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Commitment Transfer Supplement; (ii) except as set forth in
(i) above, such transferor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower, the Guarantor or any of their respective Subsidiaries or the performance or observance by the Borrower, the Guarantor or any of their respective Subsidiaries of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such Purchasing Lender represents and warrants that it is legally authorized to enter into such Commitment Transfer Supplement; (iv) such Purchasing Lender confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements, if any, delivered pursuant to
Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Commitment Transfer Supplement;
(v) such Purchasing Lender will independently and without reliance upon the Agents, such transferor Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such Purchasing Lender appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such respective powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such Purchasing Lender agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.




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                                                          85





          SECTION 10.04.  Expenses of the Lenders;
Indemnity. (a) The Borrower agrees to pay all out-of-pocket expenses reasonably incurred by the Agents in connection with the preparation and administration of this Agreement and the other Loan Documents or with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or reasonably incurred by the Agents or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or with the Loans made hereunder (whether through negotiations, legal proceedings or otherwise), including, but not limited to, the reasonable fees and disbursements of Cravath, Swaine & Moore, special counsel for the Agents, and, in connection with such enforcement or protection, the reasonable fees and disbursements of other counsel for any Lender. The Borrower further agrees that they shall indemnify the Lenders and the Agents from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of or in connection with the performance of this Agreement or any of the other Loan Documents. Further, the Borrower agrees to pay, and to protect, indemnify and save harmless each Lender, each Agent, the Co-Agent and each of their respective officers, directors, stockholders, employees, agents and servants from and against, any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs or expenses (including, without limitation, attorneys' fees and expenses) in connection with any investigative, administrative or judicial proceeding, whether or not such Lender, Agent or Co-Agent shall be designated a party thereto of any nature arising from or relating to (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated hereby and thereby (including the Spin-Off and the Mergers) or (ii) the use of the proceeds of the Loans; and the Borrower also agrees to pay, and to protect, indemnify and save harmless each Lender, each Agent, the Co-Agent and each of their respective officers, directors, stockholders, employees, agents and servants from and against, any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs or expenses (including, without limitation, attorneys' fees and expenses in connection with any investigative, administrative or judicial proceeding, whether or not such Lender, Agent or Co-Agent shall be designated a party thereto) of any nature arising from or relating to any actual or alleged presence


[NYCORP;654144]



                                                          86





or Release or threatened Release of Hazardous Materials on any of the Properties or any Environmental Claim related in any way to the Borrower, the Guarantor or their respective Subsidiaries; provided that any such indemnity referred to in this sentence shall not, as to any indemnified Person, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such indemnified Person. If any action, suit or proceeding arising from any of the foregoing is brought against any Lender, Agent or other Person indemnified or intended to be indemnified pursuant to this Section 10.04, the Borrower, to the extent and in the manner directed by such indemnified party, shall resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by the Borrower (which counsel shall be satisfactory to such Lender, Agent or other Person indemnified or intended to be indemnified). If the Borrower shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty on the part of the Borrower contained in this Agreement shall be breached, any Lender or Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose.
 Any and all amounts so expended by any Lender or Agent shall be repayable to it by the Borrower immediately upon such Lender's or such Agent's demand therefor.

          (b) The provisions of this Section 10.04 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Lender or any Agent. All amounts due under this Section 10.04 shall be payable on written demand therefor.

          SECTION 10.05. Right of Setoff. If an Event of Default shall have occurred and be continuing and the Loans shall have been accelerated or any Lender shall have requested the Administrative Agent to declare the Loans immediately due and payable pursuant to Article VII, then each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or the Guarantor, as applicable, against any of and all the obligations of the Borrower or the Guarantor, as applicable, now or hereafter existing under this Agreement, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower or the Guarantor, as applicable, after any such setoff and application made by such Lender, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section
10.05 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

          SECTION 10.06. APPLICABLE LAW.  THIS AGREEMENT
SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE
LAWS OF THE STATE OF NEW YORK.

          SECTION 10.07. Waivers; Amendments. (a) No failure or delay of any Lender or Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lenders and the Agents hereunder and under the other documents and agreements entered into in connection herewith are cumulative and not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement, any other Loan Document or any other such document or agreement or consent to any departure by the Borrower or the Guarantor therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or the Guarantor in any case shall entitle the Borrower or the Guarantor, as the case may be, to any other or further notice or demand in similar or other circumstances.

          (b)  This Agreement (including any provision
hereof or thereof) may not be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, the Guarantor and the Required Lenders; provided, however, that no such agreement shall (i) change the principal amount of, or extend or advance the maturity of or any date for the payment (other than pursuant to Section 2.07(b), which may be amended by the Required Lenders) of any principal of or interest on, any Loan (including, without limitation, any such payment pursuant to Section 2.07(c) or paragraph (a) or (b) of Section 2.09), or waive or excuse any such payment or any part thereof, or change the rate of interest on any Loan, without the written consent of each holder affected thereby, (ii) change or extend the Commitment of any Lender without the written consent of such Lender, or change any fees to be paid to any Lender or Agent hereunder without the written consent of such Lender or the Agent, as applicable, (iii) amend or modify the provisions of this Section 10.07, Sections 2.08 through 2.15 or Section 10.04 or the definition of "Required Lenders", without the written consent of each Lender or (iv) release the Guarantor from its guarantee pursuant to
Article IX (except as expressly provided in Article IX), or limit its liability in respect of such guarantee, without the written consent of each Lender; and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of an Agent hereunder without the written consent of such Agent.

          SECTION 10.08.  Severability.  In the event any
one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 10.09. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered or mailed to the Administrative Agent and the Borrower.

          SECTION 10.10.  Headings.  Article and Section
headings and the table of contents included herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

          SECTION 10.11. Entire Agreement. This Agreement, the other Loan Documents, the fee letters between the Agents and the Borrower and the exhibits and schedules hereto contain the entire agreement among the parties hereto with respect to the Loans and the related transactions. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement, such fee letters and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

          SECTION 10.12. WAIVER OF JURY TRIAL, ETC. (A) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.12.

          (b)  Except as prohibited by law, each party
hereto hereby waives any right it may have to claim or recover in any litigation referred to in paragraph (a) of this Section 10.12 any special, indirect, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.

          (c)  Each party hereto (i) certifies that no
representative, agent or attorney of any Lender has represented, expressly or otherwise, that such Lender would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that it has been induced to enter into this Agreement or any other document, as applicable, by, among other things, the mutual waivers and certifications herein.

          SECTION 10.13.  Interest Rate Limitation.
Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest in respect of such Loan hereunder, together with all Charges payable to such Lender, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

          SECTION 10.14. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (A) EACH OF THE BORROWER AND THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY LENDER OR AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AGAINST THE BORROWER OR THE GUARANTOR OR THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.

          (B) EACH OF THE BORROWER AND THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

          (C)  EACH PARTY TO THIS AGREEMENT IRREVOCABLY
CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR
NOTICES IN SECTION 10.01. NOTHING IN THIS AGREEMENT WILL
AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE
PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

          SECTION 10.15. Confidentiality. Each Lender agrees (which agreement shall survive the termination of this Agreement) that financial information, information from the Guarantor's, the Borrower's and their respective Subsidiaries' books and records, information concerning the Borrower's, the Guarantor's and their respective Subsidiaries' trade secrets and patents and any other information received from the Borrower and its Subsidiaries hereunder shall be treated as confidential by such Lender, and each Lender agrees to use its best efforts to ensure that such information is not published, disclosed or otherwise divulged to anyone other than employees or officers of such Lender and its counsel and agents; provided that it is understood that the foregoing shall not apply to:

          (i) disclosure made with the prior written authorization of the Borrower or the Guarantor, as applicable;

         (ii) disclosure of information (other than that received from the Borrower, the Guarantor and their respective Subsidiaries prior to or under this Agreement) already known by, or in the possession of, such Lender without restrictions on the disclosure thereof at the time such information is supplied to such Lender by the Borrower, the Guarantor or their respective Subsidiaries hereunder;

        (iii) disclosure of information which is required by applicable law or to a governmental agency having supervisory or regulatory authority over any party hereto;

         (iv) disclosure of information in connection with any suit, action or proceeding in connection with the enforcement of rights hereunder or under the other Loan
     Documents or in connection with the transactions contemplated hereby or thereby;

          (v) disclosure to any bank (or other financial institution) which may acquire a participation or other interest in the Loans or rights of any Lender hereunder; provided that such bank (or other financial institution) agrees to maintain any such information to be received in accordance with the provisions of this
     Section 10.15;

         (vi) disclosure by any party hereto to any other party hereto or their counsel or agents;

        (vii) disclosure by any party hereto to any entity, or to any Subsidiary of such an entity, which owns, directly or indirectly, more than 50% of the voting stock of such party, or to any Subsidiary of such an entity; or

       (viii) disclosure of information that prior to such disclosure has become public knowledge through no violation of this Agreement.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                         FREEPORT-McMoRan SULPHUR LLC,


                           by

                            Name:
                            Title:



                            ADDRESS FOR NOTICES:

                            1615 Poydras Street
                            New Orleans, Louisiana 70112

                            Attention:  Robert M. Wohleber
                                         President

                            Telephone:   504-582-1758
                            Telecopy:    504-582-1611




                            McMoRan EXPLORATION CO., as
                            Guarantor,

                            by
                              ________________________
                              Name:
                              Title:


                            ADDRESS FOR NOTICES:

                            1615 Poydras Street
                            New Orleans, Louisiana 70112

                            Attention: Robert M. Wohleber
                                        Executive Vice
                                        President and Chief
                                        Financial Officer

                            Telephone: 504-582-1758
                            Telecopy:  504-582-1611





                         THE CHASE MANHATTAN BANK,
                         individually and as Administrative
                         Agent and Documentary Agent,

                           by


                            Name:
                            Title:



                         ADDRESS FOR NOTICES:

                         Loan & Agency Services
                         One Chase Manhattan Plaza
                         8th Floor
                         New York, NY 10081

                         Attention: Laura Rebecca
                         Telephone: 212-552-7253
                         Telecopy:  212-552-7490

                         With a copy to:

                         James Ramage
                         Telephone:  212-270-1373
                         Telecopy:   212-270-4724



                         HIBERNIA NATIONAL BANK,

                           by


                            Name:
                            Title:



                         ADDRESS FOR NOTICES:

                         313 Carondelet Street
                         New Orleans, LA 70130

                         Attention: Steven Nance

                         Telephone: 504-533-5384
                         Telecopy:  504-533-2060




                         BANK OF MONTREAL,

                           by


                            Name:
                            Title:



                           ADDRESS FOR NOTICES:

                           115 South LaSalle Street
                           11th Floor
                           Chicago, IL 60603

                           Attention: Daniel Scharfee

                           Telephone: 312-750-3758
                           Telecopy:  312-750-4345



                         THE BANK OF NOVA SCOTIA,

                           by


                            Name:
                            Title:



                         ADDRESS FOR NOTICES:

                         600 Peachtree Street, N.E.
                         Suite 2700
                         Atlanta, GA 30308

                         Attention: Robert Ahern

                         Telephone: 404-877-1565
                         Telecopy:  404-888-8998


                         THE BANK OF TOYKO-MITSUBISHI, LTD.,
                         HOUSTON AGENCY,

                           by


                            Name:
                            Title:



                         ADDRESS FOR NOTICES:

                         1100 Louisiana Street
                         Suite 2800
                         Houston, TX 77002-5216

                         Attention: Barrie Hogue

                         Telephone: 713-655-3835
                         Telecopy:  713-658-0116



                         FIRST NATIONAL BANK OF COMMERCE,

                           by


                            Name:
                            Title:



                         ADDRESS FOR NOTICES:

                         201 St. Charles Avenue
                         28th Floor
                         New Orleans, LA 70170

                         Attention: Lisa Glennon

                         Telephone: 504-623-1352
                         Telecopy:  504-623-1316



                         THE FUJI BANK LIMITED-HOUSTON
                         AGENCY,

                           by


                            Name:
                            Title:



                         ADDRESS FOR NOTICES:

                         1221 McKinney
                         Suite 4100
                         Houston, TX 77010

                         Attention: Jenny Lin

                         Telephone: 713-650-7821
                         Telecopy:  713-951-0590



                         MELLON BANK, N.A.,

                           by


                            Name:
                            Title:



                         ADDRESS FOR NOTICES:

                         Three Mellon Bank Center
                         Room 1203
                         Pittsburgh, PA 15259

                         Attention: Patricia L. Martin

                         Telephone: 412-234-4710
                         Telecopy:  412-236-2027


                        SCHEDULE I



                APPLICABLE MARGIN FOR LOANS
                    AND COMMITMENT FEES







Debt to EBITDA       LIBOR          ABR             Commitment Fee
Leverage Ratio       Spread*        Spread*           Percentage


Below 2.5x           0.300%         0.000%          0.200%


2.5x - 3.5x          0.375%         0.000%          0.250%


Above 3.5x           0.500%         0.000%          0.375%

* At any time when more than $50,000,000 is borrowed under this Agreement, the applicable spread shall be increased by 0.125%.


                                                      SCHEDULE II




                       LENDER COMMITMENTS


            Lender               Applicable     Commitment
                                 Percentage
THE CHASE MANHATTAN BANK                15%       $15,000,000
HIBERNIA NATIONAL BANK                  15%        15,000,000
THE BANK OF MONTREAL                    12%        12,000,000
THE BANK OF NOVA SCOTIA                 12%        12,000,000
THE BANK OF TOKYO-MITSUBISHI,
  LTD., HOUSTON AGENCY                  12%  ,     12,000,000

FIRST NATIONAL BANK OF                  10%        10,000,000
COMMERCE
THE FUJI BANK LIMITED-HOUSTON
AGENCY                                  12%        12,000,000
MELLON BANK, N.A.                       12%        12,000,000
                    TOTAL:             100%      $100,000,000



                                                     SCHEDULE III




     RESTRICTED SUBSIDIARIES

     None.


     NONRESTRICTED SUBSIDIARIES

     McMoRan Oil & Gas LLC



                                                      SCHEDULE IV



                     GOVERNMENTAL APPROVALS

                              None.